{Clients/1598/00283791.DOCX/11 } EXECUTION VERSION AGREEMENT AND PLAN OF MERGER by and between FIRST INTERSTATE BANCSYSTEM, INC. and CASCADE BANCORP _____________________ Dated as of November 17, 2016 75014.000017 EMF_US 62741345v15

{Clients/1598/00283791.DOCX/11 } -i- TABLE OF CONTENTS ARTICLE I THE MERGER 1.1 The Merger.......................................................................................................................... 1 1.2 Closing ................................................................................................................................ 2 1.3 Effective Time .................................................................................................................... 2 1.4 Effects of the Merger .......................................................................................................... 2 1.5 Conversion of Company Common Stock ........................................................................... 2 1.6 Parent Common Stock ........................................................................................................ 3 1.7 Treatment of Company Equity Awards .............................................................................. 3 1.8 Articles of Incorporation of the Surviving Corporation ..................................................... 4 1.9 Bylaws of the Surviving Corporation ................................................................................. 4 1.10 Tax Consequences .............................................................................................................. 4 1.11 Bank Merger ....................................................................................................................... 4 ARTICLE II EXCHANGE OF SHARES 2.1 Parent to Make Merger Consideration Available ............................................................... 5 2.2 Exchange of Shares ............................................................................................................. 5 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY 3.1 Corporate Organization ....................................................................................................... 8 3.2 Capitalization .................................................................................................................... 10 3.3 Authority; No Violation .................................................................................................... 11 3.4 Consents and Approvals ................................................................................................... 12 3.5 Reports .............................................................................................................................. 13 3.6 Financial Statements ......................................................................................................... 13 3.7 Broker’s Fees .................................................................................................................... 15 3.8 Absence of Certain Changes or Events ............................................................................. 15 3.9 Legal Proceedings ............................................................................................................. 15 3.10 Taxes and Tax Returns...................................................................................................... 16 3.11 Employees ......................................................................................................................... 17 3.12 SEC Reports ...................................................................................................................... 21 3.13 Compliance with Applicable Law .................................................................................... 21 3.14 Certain Contracts .............................................................................................................. 22 3.15 Agreements with Regulatory Agencies ............................................................................ 23 3.16 Risk Management Instruments ......................................................................................... 24 3.17 Environmental Matters...................................................................................................... 24

{Clients/1598/00283791.DOCX/11 } -ii- 3.18 Investment Securities and Commodities ........................................................................... 25 3.19 Real Property .................................................................................................................... 25 3.20 Intellectual Property .......................................................................................................... 26 3.21 Related Party Transactions ............................................................................................... 26 3.22 State Takeover Laws ......................................................................................................... 27 3.23 Reorganization .................................................................................................................. 27 3.24 Opinion ............................................................................................................................. 27 3.25 Company Information ....................................................................................................... 27 3.26 Loan Portfolio ................................................................................................................... 27 3.27 Insurance ........................................................................................................................... 28 3.28 Broker-Dealer, Investment Advisory and Insurance Matters ........................................... 29 3.29 Customer Relationships. ................................................................................................... 29 3.30 No Other Representations or Warranties .......................................................................... 30 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT 4.1 Corporate Organization ..................................................................................................... 31 4.2 Capitalization .................................................................................................................... 31 4.3 Authority; No Violation .................................................................................................... 32 4.4 Consents and Approvals ................................................................................................... 33 4.5 Reports .............................................................................................................................. 34 4.6 Financial Statements ......................................................................................................... 34 4.7 Broker’s Fees .................................................................................................................... 36 4.8 Absence of Certain Changes or Events ............................................................................. 36 4.9 Legal Proceedings ............................................................................................................. 36 4.10 Taxes and Tax Returns...................................................................................................... 36 4.11 SEC Reports ...................................................................................................................... 37 4.12 Compliance with Applicable Law .................................................................................... 38 4.13 Certain Contracts .............................................................................................................. 39 4.14 Agreements with Regulatory Agencies ............................................................................ 39 4.15 Employees ......................................................................................................................... 39 4.16 Risk Management Instruments ......................................................................................... 42 4.17 Environmental Matters...................................................................................................... 42 4.18 State Takeover Laws ......................................................................................................... 43 4.19 Reorganization .................................................................................................................. 43 4.20 Opinion ............................................................................................................................. 43 4.21 Financing........................................................................................................................... 43 4.22 Loan Portfolio ................................................................................................................... 43 4.23 Broker-Dealer, Investment Advisory and Insurance Matters ........................................... 44 4.24 Parent Information ............................................................................................................ 44 4.25 Related Party Transactions. . ........................................................................................... 45 4.26 Customer Relationships. ................................................................................................... 45 4.27 No Other Representations or Warranties .......................................................................... 46

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1	Conduct of Business of the Company Prior to the Effective Time	46
5.2	Company Forbearances	46
5.3	Parent Forbearances	50

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1	Regulatory Matters	50
6.2	Access to Information	52
6.3	Shareholder Approvals	53
6.4	Legal Conditions to Merger	55
6.5	Stock Exchange Listing	56
6.6	Employee Benefit Plans	56
6.7	Indemnification; Directors' and Officers' Insurance	58
6.8	Additional Agreements	60
6.9	Advice of Changes	60
6.10	Shareholder Litigation	60
6.11	Governance Matters	61
6.12	Acquisition Proposals	61
6.13	Public Announcements	63
6.14	Change of Method	63
6.15	Takeover Statutes	63
6.16	Exemption from Liability Under Section 16(b)	63
6.17	Termination of Securities Purchase Agreements	64
6.18	Stockholder Litigation	64

ARTICLE VII

CONDITIONS PRECEDENT

7.1	Conditions to Each Party's Obligation To Effect the Merger	64
7.2	Conditions to Obligations of Parent	65
7.3	Conditions to Obligations of the Company	66

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1	Termination	67
8.2	Effect of Termination	68

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{Clients/1598/00283791.DOCX/11 } -iv- ARTICLE IX GENERAL PROVISIONS 9.1 Nonsurvival of Representations, Warranties and Agreements ......................................... 70 9.2 Amendment ....................................................................................................................... 70 9.3 Extension; Waiver ............................................................................................................. 70 9.4 Expenses ........................................................................................................................... 71 9.5 Notices .............................................................................................................................. 71 9.6 Interpretation ..................................................................................................................... 72 9.7 Counterparts ...................................................................................................................... 72 9.8 Entire Agreement .............................................................................................................. 72 9.9 Governing Law ................................................................................................................. 72 9.10 Waiver of Jury Trial .......................................................................................................... 73 9.11 Assignment; Third Party Beneficiaries ............................................................................. 73 9.12 Specific Performance ........................................................................................................ 73 9.13 Severability ....................................................................................................................... 74 9.14 Delivery by Facsimile or Electronic Transmission ........................................................... 74 EXHIBITS Exhibit A Form of Voting Agreement Exhibit B Amended and Restated Parent Articles Exhibit C Amended and Restated Company Bylaws

{Clients/1598/00283791.DOCX/11 } -v- INDEX OF DEFINED TERMS Page Acquisition Proposal ..................................................................................................................... 62 Affiliate ......................................................................................................................................... 72 Agreement ....................................................................................................................................... 1 Articles Amendment ....................................................................................................................... 4 Articles of Merger ........................................................................................................................... 2 Bank Merger ................................................................................................................................... 5 Bank Merger Agreement................................................................................................................. 5 Bank Merger Articles ...................................................................................................................... 5 BHC Act.......................................................................................................................................... 9 business day .................................................................................................................................. 72 Cancelled Shares ............................................................................................................................. 3 Closing ............................................................................................................................................ 2 Closing Date.................................................................................................................................... 2 Code ................................................................................................................................................ 1 Company ......................................................................................................................................... 1 Company Articles ......................................................................................................................... 10 Company Bank................................................................................................................................ 5 Company Benefit Plan .................................................................................................................. 17 Company Board Recommendation ............................................................................................... 54 Company Bylaws .......................................................................................................................... 10 Company Common Stock ............................................................................................................... 2 Company Contract ........................................................................................................................ 23 Company Disclosure Schedules ...................................................................................................... 8 Company Equity Awards .............................................................................................................. 11 Company ERISA Affiliate ............................................................................................................ 18 Company Indemnified Parties....................................................................................................... 59 Company Insiders ......................................................................................................................... 64 Company Leased Properties ......................................................................................................... 26 Company Meeting ......................................................................................................................... 54 Company Option ............................................................................................................................. 4 Company Owned Properties ......................................................................................................... 26 Company Qualified Plan ............................................................................................................... 18 Company Real Property ................................................................................................................ 26 Company Regulatory Agreement ................................................................................................. 24 Company Reports.......................................................................................................................... 21 Company Restricted Stock Award .................................................................................................. 4 Company RSU Award .................................................................................................................... 4 Company Subsidiary ..................................................................................................................... 10 Confidentiality Agreement............................................................................................................ 53 Continuation Period ...................................................................................................................... 56 Continuing Employees .................................................................................................................. 56 Effective Time ................................................................................................................................ 2 Enforceability Exceptions ............................................................................................................. 12

{Clients/1598/00283791.DOCX/11 } -vi- Environmental Laws ..................................................................................................................... 25 ERISA ........................................................................................................................................... 17 Exchange Act ................................................................................................................................ 15 Exchange Agent .............................................................................................................................. 5 Exchange Fund................................................................................................................................ 5 Exchange Ratio ............................................................................................................................... 2 FDIC ............................................................................................................................................. 10 Federal Reserve Board .................................................................................................................. 13 GAAP .............................................................................................................................................. 9 Governmental Entity ..................................................................................................................... 13 HSR Act ........................................................................................................................................ 13 Intellectual Property ...................................................................................................................... 26 IRS ................................................................................................................................................ 16 Joint Proxy Statement ................................................................................................................... 13 Knowledge .................................................................................................................................... 72 Letter of Transmittal ....................................................................................................................... 6 Liens .............................................................................................................................................. 11 Loans ............................................................................................................................................. 28 Loss Share Agreement .................................................................................................................. 23 Loss Share Agreement Condition ................................................................................................. 65 LTI Awards ................................................................................................................................... 11 Material Adverse Effect .................................................................................................................. 9 Materially Burdensome Regulatory Condition ............................................................................. 52 MBCA ............................................................................................................................................. 2 MDOB........................................................................................................................................... 13 Merger ............................................................................................................................................. 1 Merger Consideration ..................................................................................................................... 3 Merger Consideration Value ........................................................................................................... 4 Montana Secretary .......................................................................................................................... 2 Multiemployer Plan ...................................................................................................................... 19 Multiple Employer Plan ................................................................................................................ 19 New Certificates.............................................................................................................................. 5 OBCA ............................................................................................................................................. 2 Old Certificate ................................................................................................................................. 3 Oregon Division ............................................................................................................................ 13 Oregon Secretary ............................................................................................................................ 2 Parent .............................................................................................................................................. 1 Parent Articles ................................................................................................................................. 4 Parent Bank ..................................................................................................................................... 5 Parent Benefit Plan ....................................................................................................................... 40 Parent Board Recommendation .................................................................................................... 54 Parent Bylaws ................................................................................................................................. 5 Parent Common Stock .................................................................................................................... 2 Parent Contract.............................................................................................................................. 39 Parent Disclosure Schedules ......................................................................................................... 31 Parent Equity Awards ................................................................................................................... 32

{Clients/1598/00283791.DOCX/11 } -vii- Parent Meeting .............................................................................................................................. 54 Parent Options ............................................................................................................................... 32 Parent Plans ................................................................................................................................... 57 Parent Qualified Plan .................................................................................................................... 41 Parent Regulatory Agreement ....................................................................................................... 40 Parent Reports ............................................................................................................................... 38 Parent Restricted Stock Awards.................................................................................................... 32 Parent Share Closing Price.............................................................................................................. 7 Parent Subsidiary .......................................................................................................................... 31 Per Share Cash Consideration ......................................................................................................... 3 Permitted Encumbrances .............................................................................................................. 26 person ............................................................................................................................................ 72 Plan Termination Date .................................................................................................................. 58 Premium Cap ................................................................................................................................ 60 Recommendation Change ............................................................................................................. 55 Regulatory Agencies ..................................................................................................................... 14 Representatives ............................................................................................................................. 61 Requisite Amendment Vote .......................................................................................................... 33 Requisite Company Vote .............................................................................................................. 12 Requisite Parent Vote ................................................................................................................... 33 Requisite Regulatory Approvals ................................................................................................... 65 S-4 ................................................................................................................................................. 13 Sarbanes-Oxley Act ...................................................................................................................... 15 SEC ............................................................................................................................................... 13 Securities Act ................................................................................................................................ 21 SRO ............................................................................................................................................... 14 Stock Consideration ........................................................................................................................ 2 Subsidiary ....................................................................................................................................... 9 Surviving Bank ............................................................................................................................... 5 Surviving Corporation .................................................................................................................... 1 Takeover Statutes .......................................................................................................................... 27 Tax ................................................................................................................................................ 17 Tax Return .................................................................................................................................... 17 Taxes ............................................................................................................................................. 17 Termination Date .......................................................................................................................... 68 Termination Fee ............................................................................................................................ 69 Voting Agreement ........................................................................................................................... 1 Voting Agreements ......................................................................................................................... 1

{Clients/1598/00283791.DOCX/11 } -1- AGREEMENT AND PLAN OF MERGER AGREEMENT AND PLAN OF MERGER, dated as of November 17, 2016 (this “Agreement”), by and between Cascade Bancorp, an Oregon corporation (the “Company”), and First Interstate BancSystem, Inc., a Montana corporation (“Parent”). W I T N E S S E T H: WHEREAS, the Boards of Directors of Parent and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combination transaction provided for herein, pursuant to which the Company will, subject to the terms and conditions set forth herein, merge with and into Parent (the “Merger”), so that Parent is the surviving corporation (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”) in the Merger; WHEREAS, the Boards of Directors of Parent and the Company have adopted and approved this Agreement and the transactions contemplated hereby, including the Merger, and the Boards of Directors of Parent and the Company have resolved to recommend that the shareholders of each of Parent and the Company, respectively, approve and adopt this Agreement and the transactions contemplated hereby, including the Merger; WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of Sections 354, 356 and 361 of the Code; WHEREAS, this Agreement constitutes a “plan of merger” within the meaning of the MBCA and OBCA; WHEREAS, as a condition and inducement for each party to enter into this Agreement, certain shareholders of the Company and Parent have simultaneously herewith entered into voting agreements substantially in the form attached hereto as Exhibit A (each, a “Voting Agreement,” and collectively, the “Voting Agreements”) in connection with the Merger; and WHEREAS, the parties desire to make certain representations, warranties and agreements specified in this Agreement in connection with the Merger and also to prescribe certain conditions to the Merger. NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows: ARTICLE I THE MERGER 1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Montana Business Corporation Act (the “MBCA”) and the

{Clients/1598/00283791.DOCX/11 } -2- Oregon Business Corporation Act (the “OBCA”), at the Effective Time, the Company shall merge with and into Parent. Parent shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Montana. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate. 1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place by mail or electronic delivery, or by mutual agreement of the parties, at the offices of Luse Gorman, PC, at 10:00 a.m., Eastern Time, on a date which shall be no later than three (3) business days after the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VII hereof (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof), unless another date, time or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” 1.3 Effective Time. Subject to the terms and conditions of this Agreement, at the Closing, the parties shall execute, and Parent shall cause to be filed articles of merger with the Secretary of State of the State of Montana (the “Montana Secretary”) and the Secretary of State of the State of Oregon (the “Oregon Secretary”) and, as applicable, plans of merger, to the extent required by the relevant provisions of the MBCA and of the OBCA, respectively (collectively, the “Articles of Merger”). The Merger shall become effective at such time as designated in the Articles of Merger, or as otherwise agreed by the parties. The term “Effective Time” shall be the date and time when the Merger becomes effective, as set forth in the Articles of Merger. 1.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the MBCA and the OBCA. 1.5 Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or the holder of any of the following securities: (a) Subject to Section 2.2(e) and as noted below, each share of the common stock, no par value, of the Company issued and outstanding immediately prior to the Effective Time (the “Company Common Stock”), except for the Cancelled Shares, shall be converted into the right to receive, without interest, (i) 0.14864 shares (the “Exchange Ratio,” and such shares, the “Stock Consideration”) of the Class A common stock, no par value per share, of Parent (the “Parent Common Stock”) and (ii) $1.91 in cash (the “Cash Consideration,” together with the Stock Consideration, the “Merger Consideration”); it being understood that upon the Effective Time, pursuant to Section 1.6, the Parent Common Stock, including the shares issued to former holders of Company Common Stock, shall be the common stock of the Surviving Corporation. (b) All of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, an “Old Certificate,” it being understood that any reference herein to “Old Certificate” shall be deemed to include reference to book-entry account statements relating to the

{Clients/1598/00283791.DOCX/11 } -3- ownership of shares of Company Common Stock) previously representing any such shares of Company Common Stock shall thereafter represent only the right to receive (i) the Merger Consideration, including without duplication, cash in lieu of fractional shares which the shares of Company Common Stock represented by such Old Certificate have been converted into the right to receive pursuant to this Section 1.5 and Section 2.2(e), and (ii) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2(b), in each case, upon the surrender of such Old Certificates in accordance with Section 2.2 and without any interest thereon. If, prior to the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization, or there shall be any extraordinary dividend or distribution, an appropriate and proportionate adjustment shall be made to the Exchange Ratio and the Merger Consideration to give holders of Company Common Stock and Parent the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing contained herein shall be construed to permit Parent or the Company to take any action with respect to its securities or otherwise that is prohibited by the terms of this Agreement. (c) At the Effective Time, all shares of Company Common Stock that are directly owned by the Company or Parent (in each case, other than shares of Company Common Stock held, directly or indirectly, by Parent or the Company in respect of debt previously contracted or held in a fiduciary capacity) shall be cancelled and shall cease to exist and no Merger Consideration or other consideration shall be delivered in exchange therefor (such cancelled shares, the “Cancelled Shares”). (d) In accordance with Section 60.554 of the OBCA, no dissenters’ rights shall be available to the holders of Company Common Stock in connection with the Merger or the other transactions contemplated by this Agreement. 1.6 Parent Common Stock. At and after the Effective Time, each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger. 1.7 Treatment of Company Equity Awards. (a) Company Stock Options. At the Effective Time, each option to purchase Company Common Stock granted by the Company (a “Company Option”) that is outstanding immediately prior to the Effective Time shall be cancelled and, subject to Parent’s receipt of an option surrender agreement in the form set forth in Section 1.7(a) of the Company Disclosure Schedules, the holder shall be entitled to receive, on the Closing Date, a cash payment, without interest and less applicable withholding taxes, with respect thereto equal to the product of (i) the number of shares of Company Common Stock subject to the Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration Value over the exercise price per share of Company Common Stock subject to such Company Option as of the Effective Time. “Merger Consideration Value” means the sum of (A) the Cash Consideration and (B) the product of (1) the Exchange Ratio times (2) the Parent Share Closing

{Clients/1598/00283791.DOCX/11 } -4- Price. If the per share exercise price of a Company Option that is outstanding as of immediately prior to the Effective Time is equal to or greater than the Merger Consideration Value, such Company Option shall be cancelled at the Effective Time for no consideration. (b) Company Restricted Stock Awards. At the Effective Time, each award of shares of Company Common Stock subject to vesting or repurchase granted by the Company that is outstanding immediately prior to the Effective Time (each, a “Company Restricted Stock Award”) shall be cancelled and converted automatically into the right to receive the Merger Consideration in respect of each share of Company Common Stock underlying such Company Restricted Stock Award, without interest. (c) Company Restricted Stock Unit Awards. At the Effective Time, each restricted stock unit award in respect of shares of Company Common Stock granted by the Company (a “Company RSU Award”) that is outstanding immediately prior to the Effective Time shall be cancelled and, subject to Parent’s receipt of an RSU surrender agreement in the form set forth in Section 1.7(c) of the Company Disclosure Schedules, the holder shall be entitled to receive on the Closing Date, a cash payment, without interest and less applicable withholding taxes, with respect thereto equal to the product of (i) the number of shares of Company Common Stock subject to the Company RSU Award as of immediately prior to the Effective Time and (ii) the Merger Consideration Value. “Merger Consideration Value” has the same meaning as provided in Section 1.7(a) of this Agreement. (d) At or prior to the Effective Time, the Company, the Board of Directors of the Company and its Compensation Committee, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the provisions of this Section 1.7. 1.8 Articles of Incorporation of the Surviving Corporation. At the Effective Time, the Articles of Incorporation of Parent (the “Parent Articles”), as in effect immediately prior to the Effective Time shall, subject to the approval by the shareholders of Parent by the Requisite Amendment Vote, be amended and restated as set forth in the form attached as Exhibit B hereto (the “Articles Amendment”), and as so amended and restated shall be the Articles of Incorporation of the Surviving Corporation, until thereafter duly amended in accordance with the terms thereof and applicable law. 1.9 Bylaws of the Surviving Corporation. At the Effective Time, the Bylaws of Parent (the “Parent Bylaws”), as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter duly amended in accordance with the terms thereof and applicable law. 1.10 Tax Consequences. It is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement is intended to be and is adopted as a “plan of reorganization” for the purposes of Sections 354, 356 and 361 of the Code. 1.11 Bank Merger. Immediately following the Merger, Bank of the Cascades (“Company Bank”), an Oregon stock bank and a wholly owned Subsidiary of the Company, will merge (the “Bank Merger”) with and into First Interstate Bank (“Parent Bank”), a

{Clients/1598/00283791.DOCX/11 } -5- Montana state-chartered commercial bank and a wholly owned Subsidiary of Parent. Parent Bank shall be the surviving entity in the Bank Merger (the “Surviving Bank”) and, following the Bank Merger, the separate corporate existence of Company Bank shall cease. The parties agree that the Bank Merger shall become effective immediately after the Effective Time. Promptly after the date of this Agreement, Parent Bank and Company Bank will enter into an agreement and plan of merger in form and substance agreed to by Parent and the Company, which shall be customary for mergers similar to the Bank Merger (the “Bank Merger Agreement”). The Company shall cause Company Bank, and Parent shall cause Parent Bank, to execute such articles of merger and such other documents and certificates as are necessary to make the Bank Merger effective (“Bank Merger Articles”) immediately following the Effective Time. ARTICLE II EXCHANGE OF SHARES 2.1 Parent to Make Merger Consideration Available. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent designated by Parent and reasonably acceptable to the Company (the “Exchange Agent”), for the benefit of the holders of Old Certificates, for exchange in accordance with this Article II, (a) certificates or, at Parent’s option, evidence of shares in book-entry form, representing the shares of Parent Common Stock (collectively, referred to herein as “New Certificates”), to be delivered to the holders of Company Common Stock pursuant to Section 1.5, and (b) cash in an amount equal to the aggregate Cash Consideration and any cash in lieu of fractional shares required to be paid to holders of Company Common Stock pursuant to this Article II (such New Certificates and cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”). 2.2 Exchange of Shares. (a) As promptly as practicable after the Effective Time, but in no event later than ten (10) days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record of one or more Old Certificates representing shares of Company Common Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive the Merger Consideration pursuant to Article I, (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent (the “Letter of Transmittal”) and (ii) instructions for use in effecting the surrender of the Old Certificates in exchange for New Certificates representing the number of whole shares of Parent Common Stock, any cash in lieu of fractional shares, and the Cash Consideration which the shares of Company Common Stock represented by such Old Certificates shall have been converted into the right to receive pursuant to this Agreement, as well as any dividends or distributions to be paid in respect thereof pursuant to Section 2.2(b). Upon proper surrender of an Old Certificate or Old Certificates for exchange and cancellation to the Exchange Agent, accompanied by a properly completed Letter of Transmittal, duly executed, the holder of such Old Certificate or Old Certificates shall be entitled to receive in exchange therefor, as applicable, (i) a New Certificate representing that number of whole shares of Parent Common Stock to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of

{Clients/1598/00283791.DOCX/11 } -6- Article I and (ii) a check representing the amount of (A) the Cash Consideration which such holder has the right to receive in respect of the Old Certificate or Old Certificates surrendered pursuant to the provisions of this Article II, (B) any cash in lieu of fractional shares which such holder has the right to receive in respect of the Old Certificate or Old Certificates surrendered pursuant to the provisions of this Article II and (C) any dividends or distributions which the holder presenting such Old Certificate or Old Certificates has the right to receive pursuant to this Section 2.2, and the Old Certificate or Old Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any Merger Consideration, dividends or distributions or cash in lieu of fractional shares payable to holders of Old Certificates. Until surrendered as contemplated by this Section 2.2, each Old Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the Merger Consideration and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 2.2. (b) No dividends or other distributions declared with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Old Certificate until such holder shall surrender such Old Certificate in accordance with this Article II. After the surrender of an Old Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of Parent Common Stock that the shares of Company Common Stock represented by such Old Certificate have been converted into the right to receive. (c) If any New Certificate representing shares of Parent Common Stock is to be issued in a name other than that in which the Old Certificate or Old Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificate or Old Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a New Certificate representing shares of Parent Common Stock in any name other than that of the registered holder of the Old Certificate or Old Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable. (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than to settle transfers of such Company Common Stock that occurred prior to the Effective Time. If, after the Effective Time, Old Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration as provided in this Article II. (e) Notwithstanding anything to the contrary contained herein, no New Certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Old Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. In lieu of the issuance of any such fractional share, Parent shall pay in accordance with

{Clients/1598/00283791.DOCX/11 } -7- Section 2.2(a) to each former holder of Company Common Stock who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing price per share of Parent Common Stock on the NASDAQ as reported by The Wall Street Journal for the consecutive period of twenty (20) full trading days ending on the fifth day immediately preceding the Closing Date (or, if not reported therein, in another authoritative source mutually agreed upon by Parent and the Company) (the “Parent Share Closing Price”) by (ii) the fraction of a share (after taking into account all shares of Company Common Stock held by such holder immediately prior to the Effective Time and rounded to the nearest one-thousandth when expressed in decimal form) of Parent Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.5. The parties acknowledge that payment of such cash consideration in lieu of issuing fractional shares is not separately bargained-for consideration, but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares. (f) Any portion of the Exchange Fund that remains unclaimed by the holders of Company Common Stock for six (6) months after the Effective Time shall be delivered to the Surviving Corporation. Any former holders of Company Common Stock who have not theretofore exchanged their Old Certificates in compliance with this Article II shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration, cash in lieu of any fractional shares and any unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each former share of Company Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Company, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws. (g) Parent shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from any Merger Consideration, cash in lieu of fractional shares of Parent Common Stock, cash dividends or distributions payable pursuant to Section 2.2(b) or any other amounts otherwise payable pursuant to this Agreement to any holder of Company Common Stock or Company Equity Awards such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, as the case may be, and paid over to the appropriate governmental authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which the deduction and withholding was made by Parent or the Exchange Agent, as the case may be. (h) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the Merger Consideration and any

{Clients/1598/00283791.DOCX/11 } -8- cash in lieu of fractional shares, deliverable in respect thereof pursuant to this Agreement, and any dividends or distributions to which such holder is entitled pursuant to Section 2.2(b). (i) Subject to the terms of this Agreement, Parent, in the exercise of its reasonable discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing (i) the validity of any Letter of Transmittal and compliance by any holder of Company Common Stock with the procedures and instructions set forth herein and therein, (ii) the issuance and delivery of the whole number of shares of Parent Common Stock into which shares of Company Common Stock are converted in the Merger and (iii) the method of payment of the Cash Consideration and the cash in lieu of fractional shares of Parent Common Stock. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except as disclosed in the disclosure schedule delivered by the Company to Parent concurrently herewith (the “Company Disclosure Schedules”); provided that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Company Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission by the Company that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect and (iii) any disclosures made with respect to a section of Article III shall be deemed to qualify (a) any other section of Article III specifically referenced or cross- referenced and (b) other sections of Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific reference or cross-reference) from a reading of the disclosure that such disclosure applies to such other sections the Company hereby represents and warrants to Parent as follows: 3.1 Corporate Organization. (a) The Company is a corporation duly organized and validly existing under the laws of the State of Oregon, and is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended (“BHC Act”). The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. As used in this Agreement, the term “Material Adverse Effect” means, with respect to Parent, the Company or the Surviving Corporation, as the case may be, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or condition (financial or otherwise) of such party and its Subsidiaries taken as a whole (provided, however, that, with respect to this clause (i), Material Adverse Effect shall not

{Clients/1598/00283791.DOCX/11 } -9- be deemed to include the impact of (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements, (B) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, including changes in Federal or state tax laws, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, (D) changes, after the date hereof, in prevailing interest rates, currency exchange rates, credit or United States capital markets conditions, or other financial, economic or monetary conditions in the United States or elsewhere, in each case affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, (E) changes proximately caused by the public disclosure or consummation of the transactions contemplated hereby (provided that this exception shall not apply for purposes of the representations and warranties in Section 3.3(b) or Section 4.3(b)) or actions or omissions expressly required by this Agreement or that are taken or omitted to be taken with the express prior written consent of the other party in contemplation of the transactions contemplated hereby, or (F) any failure by a party to meet internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period (it being understood that the underlying facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect if such facts and circumstances are not otherwise excluded pursuant to clauses (A)-(E) of this definition); except, with respect to subclauses (A), (B), (C) or (D), to the extent that the effects of such change are disproportionately adverse to such party and its Subsidiaries, taken as a whole, as compared to other companies similarly situated in the industry in which such party and its Subsidiaries operate) or (ii) the ability of such party to consummate the transactions contemplated hereby. As used in this Agreement, the word “Subsidiary” when used with respect to any person, means any corporation, partnership, limited liability company, bank or other organization, whether incorporated or unincorporated, or person of which (i) such first person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (ii) such first person is or directly or indirectly has the power to appoint a general partner, manager or managing member or others performing similar functions. True and complete copies of the Articles of Incorporation of the Company (the “Company Articles”) and the Amended and Restated Bylaws of the Company (the “Company Bylaws”), as in effect as of the date of this Agreement, have previously been made available by the Company to Parent. (b) Each Subsidiary of the Company (a “Company Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of the Company to pay dividends or

{Clients/1598/00283791.DOCX/11 } -10- distributions except, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of each Subsidiary of the Company that is an insured depository institution are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. Section 3.1(b) of the Company Disclosure Schedules sets forth a true and complete list of all Subsidiaries of the Company. There is no person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the financial statements of the Company other than the Company Subsidiaries. 3.2 Capitalization. (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, without par value, of which no shares of preferred stock are issued or outstanding. As of the date of this Agreement, there are (i) 76,263,275 shares of Company Common Stock issued and outstanding, which number includes 1,154,164 shares of Company Common Stock granted in respect of outstanding Company Restricted Stock Awards, (ii) 44,199 shares of Company Common Stock held in treasury, and (iii) 57,292 shares of Company Common Stock subject to outstanding Company RSU Awards. As of the date of this Agreement, there are 3,386,751 shares of Company Common Stock subject to and reserved for issuance upon the exercise of outstanding Company Options, that are not included in the number of issued and outstanding shares of Company Common Stock indicated above. No other shares of capital stock or other voting securities or equity interests of the Company are issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of the Company may vote, and no trust preferred or subordinated debt securities of the Company are issued or outstanding. Other than the Company Options, Company RSU Awards and Company Restricted Stock Awards (collectively, the “Company Equity Awards”) issued prior to the date of this Agreement and set forth in this Section 3.2(a), and the stock-settled dollar-denominated performance-based awards described in Section 3.2(a) of the Company Disclosure Schedules (the “LTI Awards”), there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating the Company to issue, transfer, sell, purchase, redeem or otherwise acquire, any shares of capital stock or other voting securities or equity interests. Section 3.2(a) of the Company Disclosure Schedules sets forth a true, correct and complete list of all Company Equity Awards and LTI Awards outstanding as of the date hereof specifying, on a holder-by-holder basis, as applicable, (A) the name of each holder, (B) the number of shares subject to each such Company Equity Award (or, in the case of an LTI Award, the dollar value of the award that would be earned at threshold, target and maximum levels of performance), (C) the grant date of each such Company Equity Award or LTI Award, (D) the vesting schedule for each Equity Award, (E) the Company Benefit Plan under which such Company Equity Award or LTI Award was granted, (F) the exercise price for each such Company Equity Award that is a Company Option, and (G) the

{Clients/1598/00283791.DOCX/11 } -11- expiration date for each such Company Equity Award that is a Company Option. Other than the Company Equity Awards and the LTI Awards, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of the Company or any of its Subsidiaries) are outstanding. No Subsidiary of the Company owns any capital stock of the Company. (b) Other than the Voting Agreements and as set forth on Section 3.2(b) of the Company Disclosure Schedules, there are no voting trusts, shareholder agreements, proxies or similar agreements to which the Company or any of its Subsidiaries is a party in effect with respect to the voting or transfer of the Company Common Stock or other voting securities or equity interests of the Company or granting any shareholder or other person any registration rights. The Company does not have in effect a “poison pill” or similar shareholder rights plan. (c) The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Company Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to bank Subsidiaries, as provided under 12 U.S.C. §55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Company Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other voting security or equity interest of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other voting security or equity interest of such Subsidiary. 3.3 Authority; No Violation. (a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of the Company and its shareholders and has directed that this Agreement and the transactions contemplated hereby be submitted to the shareholders of the Company for consideration and approval at a meeting of such shareholders and has adopted a resolution to the foregoing effect and recommending that the shareholders of the Company approve this Agreement and the transactions contemplated hereby. Except for the adoption and approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the “Requisite Company Vote”), the adoption and approval of the Bank Merger Agreement and the transactions contemplated thereby (including the Bank Merger) by the Board of Directors of Company Bank and the Company as its sole shareholder, and the adoption of resolutions to give effect to the provisions of Section 6.11 in connection with the Closing, no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding obligation of the Company,

{Clients/1598/00283791.DOCX/11 } -12- enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws of general applicability relating to or affecting insured depository institutions or the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”). Immediately prior to the execution of this Agreement, the Board of Directors of the Company has amended and restated the Company Bylaws in the form attached as Exhibit C hereto.1 (b) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Company Articles or the Company Bylaws or (ii) assuming that the consents, approvals and filings referred to in Section 3.4 are duly obtained and/or made, as applicable, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. 3.4 Consents and Approvals. Except for (a) the filing of applications, filings and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the BHC Act and approval of such applications, filings and notices, (b) the filing of any required applications, filings or notices, as applicable, with the FDIC, the Montana Division of Banking and Financial Institutions (the “MDOB”) and the Director of the Oregon Department of Consumer and Business Services acting by and through the Administration of the Division of Financial Regulation (the “Oregon Division”) and any state banking authorities listed on Section 3.4 of the Company Disclosure Schedules or Section 4.4 of the Parent Disclosure Schedules, and approval of such applications, filings and notices, including, with respect to Parent, the consent of the FDIC under the Loss Share Agreements, (c) the filing with the Securities and Exchange Commission (the “SEC”) of (i) a joint proxy statement in definitive form relating to the Company Meeting and Parent Meeting to be held in connection with this Agreement and the transactions contemplated hereby (including any amendments or supplements thereto, the “Joint Proxy Statement”), and (ii) a registration statement on Form S-4 in which the Joint Proxy Statement will be included as a prospectus, to be 1 NTD: The Company would adopt a bylaw amendment, effective immediately prior to the execution of this Agreement, (1) opting out of Oregon’s control share statute, to ensure that the voting agreements do not accidentally trigger that statute, and (2) adopting an exclusive forum bylaw amendment, which would require any shareholder litigation related to the transaction to be brought in Oregon.

{Clients/1598/00283791.DOCX/11 } -13- filed with the SEC by Parent in connection with the transactions contemplated by this Agreement (the “S-4”) and declaration of effectiveness of the S-4, (d) the filing of the Articles of Merger with the Montana Secretary and the Oregon Secretary pursuant to the MBCA and the OBCA, respectively, and the filing of the Bank Merger Articles, (e) if required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the filing of any notices or other filings under the HSR Act, (f) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of shares of Parent Common Stock pursuant to this Agreement and (g) the approval of the listing of such Parent Common Stock on the NASDAQ, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality or SRO (each, a “Governmental Entity”) are necessary in connection with (A) the execution and delivery by the Company of this Agreement or (B) the consummation by the Company of the Merger and the other transactions contemplated hereby (including the Bank Merger), the failure of which to make or obtain would have a Material Adverse Effect on the Company or the Surviving Corporation. As of the date hereof, the Company is not aware of any reason why the necessary regulatory approvals and consents will not be received to permit consummation of the Merger, the Bank Merger and the other transactions contemplated by this Agreement on a timely basis. 3.5 Reports. Except as set forth on Section 3.5 of the Company Disclosure Schedules, the Company and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2013 with (i) any state regulatory authority, including the MDOB and the Oregon Division, (ii) the SEC, (iii) the Federal Reserve Board, (iv) the FDIC, (v) any foreign regulatory authority and (vi) any self- regulatory organization (an “SRO”) ((i) through (vi), collectively, “Regulatory Agencies”), including, without limitation, any report, registration or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of the Company and its Subsidiaries, and except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, no Regulatory Agency has pending any proceeding or, to the knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since December 31, 2013 and there (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of the Company or any of its Subsidiaries and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of the Company or any of its Subsidiaries since December 31, 2013. 3.6 Financial Statements. (a) The financial statements of the Company and its Subsidiaries included (or incorporated by reference) in the Company Reports (including the related notes, where

{Clients/1598/00283791.DOCX/11 } -14- applicable) (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal and not material in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Since December 31, 2013, no independent public accounting firm of the Company has resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. (b) Neither the Company nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for liabilities (i) that are reflected or reserved against on the consolidated balance sheet of the Company included in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016 (including any notes thereto) (ii) incurred in the ordinary course of business consistent with past practice since June 30, 2016, or (iii) incurred in connection with or expressly contemplated by this Agreement, in each case, which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. (c) The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. The Company (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to ensure that material information relating to the Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes- Oxley Act”), and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors of the Company (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that

{Clients/1598/00283791.DOCX/11 } -15- involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. These disclosures were made in writing by management to the Company’s auditors and audit committee. There is no reason to believe that the Company’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due. (d) Since January 1, 2013, (i) neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any director, officer, auditor, accountant or representative of the Company or any of its Subsidiaries, has received or otherwise has had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or to the Knowledge of the Company, to any director or officer of the Company. 3.7 Broker’s Fees. Except as disclosed on Section 3.7 of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement. 3.8 Absence of Certain Changes or Events. (a) Since December 31, 2015, no event or events have occurred that have had, either individually or in the aggregate, a Material Adverse Effect on the Company. (b) Since December 31, 2015, the Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course consistent with past practice. 3.9 Legal Proceedings. (a) Except as set forth in Section 3.9 of Company Disclosure Schedule, there is no suit, action, investigation or proceeding pending or, to its Knowledge, threatened against or affecting the Company or any Company Subsidiary (1) that involves a Governmental Entity or Regulatory Agency, or (2) that, individually or in the aggregate, if determined adversely to the Company, could (A) have a Material Adverse Effect on the Company, or (B) be reasonably likely to prevent or delay it from performing its obligations under, or consummating the transactions contemplated by, this Agreement.

{Clients/1598/00283791.DOCX/11 } -16- (b) Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any of its Affiliates). 3.10 Taxes and Tax Returns. (a) Each of the Company and its Subsidiaries has duly and timely filed (including all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Neither the Company nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns obtained in the ordinary course). All material Taxes of the Company and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of the Company and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Neither the Company nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax, which waiver or extension remains in effect. The federal income Tax Returns of the Company and its Subsidiaries for all years to and including 2012 have been examined by the Internal Revenue Service (the “IRS”) or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. Neither the Company nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no pending or, to the Knowledge of the Company, threatened disputes, claims, audits, examinations or other proceedings regarding any material Tax of the Company and its Subsidiaries or the assets of the Company and its Subsidiaries. The Company has made available to Parent true, correct and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six (6) years. Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries or an agreement entered into in the ordinary course of business, the principal purpose of which is not related to Tax). Neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither the Company nor any of its Subsidiaries has been, within the past two (2) years as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code. Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation section 1.6011-4(b)(2). At no time during the past five (5) years has the

{Clients/1598/00283791.DOCX/11 } -17- Company been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. (b) As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, fees, levies or like assessments together with all penalties and additions to tax and interest thereon. (c) As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, estimate or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be filed with a Governmental Entity. 3.11 Employees. (a) Section 3.11(a) of the Company Disclosure Schedules sets forth a true and correct list of each material Company Benefit Plan. For purposes of this Agreement, “Company Benefit Plan” means each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, and each bonus, stock option, stock purchase, restricted stock, equity or equity-based, incentive, deferred compensation, retiree medical or life insurance, welfare benefit plans (including vacation and time off policies and other material benefit policies and practices), supplemental retirement, severance or other benefit plan, program or arrangement, and each retention, bonus, employment, change in control, termination, severance plan, program or arrangement or other contract or agreement (i) to or with respect to which the Company or any Subsidiary or any trade or business of the Company or any of its Subsidiaries, whether or not incorporated, all of which together with the Company would be deemed a “single employer” within the meaning of Section 4001 of ERISA (a “Company ERISA Affiliate”), is a party or has or, would reasonably be expected to have, any current or future obligation or (ii) that is maintained, contributed to or sponsored, or is required to be contributed to, by the Company or any of its Subsidiaries or any Company ERISA Affiliate for the benefit of any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries or any Company ERISA Affiliate. (b) The Company has heretofore made available to Parent a true and complete copy of each Company Benefit Plan and, with respect to each such Company Benefit Plan, the following related documents: (i) all summary plan descriptions, amendments, modifications or material supplements, (ii) the annual reports (Form 5500), if any, filed with the IRS for the last two plan years, (iii) the most recently received IRS advisory opinion or determination letter, if any, relating to such Company Benefit Plan(iv) the most recently prepared actuarial report (if applicable), (v) benefit schedules, (vi) trust instruments and insurance contracts, and (vii) any Form 5300, Form 5310 or Form 5330 filed with the IRS within the last two years as of the date hereof.

{Clients/1598/00283791.DOCX/11 } -18- (c) Each Company Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code, the Health Insurance Portability and Accountability Act (“HIPAA”) and the Patient Protection and Affordable Care Act (“ACA”) and all material filings, disclosures and notices required by applicable laws, including ERISA, the Code, HIPAA and ACA, have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full, if due. Neither the Company nor any Company Subsidiary has engaged in a transaction, or omitted to take action, with respect to any Company Benefit Plan that would reasonably be expected to subject the Company to a material unpaid tax or penalty imposed by either Chapter 43 of the Code or Sections 409 or 502 of ERISA. Neither the Company nor any of its Subsidiaries has taken any action to take corrective action or make a filing under any voluntary correction program of the IRS, Department of Labor or any other Governmental Entity with respect to any Company Benefit Plan, and neither the Company nor any of its Subsidiaries has any Knowledge of any plan defect that would qualify for correction under any such program. (d) Section 3.11(d) of the Company Disclosure Schedules identifies each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (each, a “Company Qualified Plan”). The IRS has issued a favorable determination letter or advisory opinion with respect to each Company Qualified Plan and the related trust, which letter has not been revoked (nor has revocation been threatened) or such Company Qualified Plan is a volume submitter or prototype plan covered by an IRS advisory or opinion letter affording reliance equivalent to a determination letter, and, to the Knowledge of the Company, there are no existing circumstances and no events have occurred or are reasonably expected to occur that could adversely affect the qualified status of any Company Qualified Plan or the related trust or the reliance by the Company on any such IRS advisory or opinion letter or increase the costs relating thereto. Section 3.11(d) of the Company Disclosure Schedules identifies each trust funding any Company Benefit Plan and whether that purports to be a voluntary employee benefit association (each, a “VEBA”). Each such VEBA has received an exemption letter from the IRS that the form of such VEBA satisfies the requirements of Code Section 501(c)(9), which letter has not been revoked (nor has revocation been threatened), and, to the Knowledge of Parent, there are no existing circumstances and no events have occurred or are reasonably expected to occur that could adversely affect the continued exemption of such VEBA or increase the costs relating thereto. (e) Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) and any award thereunder, in each case that is subject to Section 409A of the Code, has (i) since January 1, 2005, been maintained and operated, in all material respects, in good faith compliance with Section 409A of the Code and IRS Notice 2005-1 and (ii) since January 1, 2009, been, in all material respects, in documentary and operational compliance with Section 409A of the Code. All Company Stock Options have been granted with a per share exercise price or reference price at least equal to the fair market value (as defined pursuant to Section 409A of the Code) of the underlying stock on the date of grant. (f) None of the Company or any of its Subsidiaries nor any Company ERISA Affiliate has sponsored, maintained or contributed to or been obligated to contribute to (i) any

{Clients/1598/00283791.DOCX/11 } -19- plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code, (ii) any plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or (iii) any plan that has two (2) or more contributing sponsors at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and none of the Company or any of its Subsidiaries nor any Company ERISA Affiliate has incurred any liability to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan. (g) Except as provided in Company Disclosure Schedule 3.11(g), neither the Company nor any of its Subsidiaries sponsors, has sponsored or has any obligation with respect to, any employee benefit plan, program, agreement or arrangement that provides for any post- employment or post-retirement health, medical, disability or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code. There has been no communication to employees by the Company or any of its Subsidiaries that would reasonably be expected to promise or guarantee such employees’ retiree health, life or disability insurance, or any retiree death benefits. (h) All contributions required to be made to any Company Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of the Company, including the Company’s financial statements, as applicable, to the extent required by GAAP. (i) There are no pending or, to the Knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the Company’s Knowledge, no set of circumstances exists that may reasonably give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans that could reasonably be expected to result in any material liability of the Company or any of its Subsidiaries to the PBGC, the IRS, the Department of Labor, any Multiemployer Plan, a Multiple Employer Plan, any participant in a Company Benefit Plan, or any other party. (j) None of the Company or any of its Subsidiaries nor any Company ERISA Affiliate nor any other person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Company Benefit Plans or their related trusts, the Company, any of its Subsidiaries, any Company ERISA Affiliate or any person that the Company or any of its Subsidiaries has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA. (k) Except as disclosed in Company Disclosure Schedule 3.11(k), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting,

{Clients/1598/00283791.DOCX/11 } -20- exercisability or delivery of, or increase the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of the Company or any of its Subsidiaries, or result in any limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust, except as provided in this Agreement. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code. Neither the Company nor any of its Subsidiaries maintains or contributes to a rabbi trust or similar funding vehicle, and the transactions contemplated by this Agreement will not cause or require the Company or any of its Affiliates to establish or make any contribution to a rabbi trust or similar funding vehicle. (l) No Company Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code, or otherwise. Company Disclosure Schedule 3.11(l) set forth true, correct and complete copies of Section 280G calculations (whether or not final) with respect to any disqualified individual in connection with the transactions contemplated hereby, and has also made available a schedule of all termination benefits that would be payable to the individuals identified thereon, under all employment, change in control agreements, severance arrangements or policies, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary contribution plans or any other material non-qualified compensation arrangement maintained by the Company or any of its Subsidiaries for the benefit of officers, employee or directors of the Company or any Company Subsidiary, assuming their employment or service is involuntarily terminated without cause on July 1, 2017 and the Closing Date occurs on such date and based on other assumptions specified in the schedule. (m) There are no pending or, to the Company’s Knowledge, threatened material labor grievances or material unfair labor practice claims or charges against the Company or any of its Subsidiaries, or any strikes or other material labor disputes against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries are party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries and, to the Knowledge of the Company, there are no organizing efforts by any union or other group seeking to represent any employees of the Company or any of its Subsidiaries. The Company and its Subsidiaries have complied, in all material respects, with all laws regarding employment and employment practices (including anti-discrimination) and terms and conditions of employment and wages and hours (including classification of employees and equitable pay practices), and no claims relating to non- compliance with the foregoing are pending or, to the Company’s Knowledge, threatened. (n) The Company (or its Subsidiary, as applicable) has obtained written consent for each employee on whose behalf bank-owned life insurance (“BOLI”) has been purchased to the extent required by Section 101(j) of the Code.

{Clients/1598/00283791.DOCX/11 } -21- 3.12 SEC Reports. The Company has previously made available to Parent an accurate and complete copy of each (a) registration statement, prospectus, report, schedule and proxy statement filed with or furnished to the SEC since December 31, 2013 by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act (the “Company Reports”) and (b) communication mailed by the Company to its shareholders since December 31, 2013 and prior to the date hereof, and no such Company Report or communication, as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since December 31, 2013, as of their respective dates, all Company Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Company Reports. 3.13 Compliance with Applicable Law. The Company and each of its Subsidiaries hold, and have at all times since January 1, 2013, held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, and to the Knowledge of the Company, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. The Company and each of its Subsidiaries have complied with and are not in default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its Subsidiaries, including, without limitation, all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the False Claims Act, the Servicemembers Civil Relief Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans, except for noncompliance, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Company Bank has a Community Reinvestment Act rating of “satisfactory” or better. Without

{Clients/1598/00283791.DOCX/11 } -22- limitation, none of the Company, or any of its Subsidiaries, or to the Knowledge of the Company, any director, officer, employee, agent or other person acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, (i) used any funds of the Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of the Company or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of the Company or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of the Company or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for the Company or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for the Company or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department. 3.14 Certain Contracts. (a) Section 3.14(a) of the Company Disclosure Schedules lists, as of the date hereof, any contract, arrangement, commitment or understanding (whether written or oral) to which the Company or any of its Subsidiaries is a party: (i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC, excluding any Company Benefit Plan listed in Company Disclosure Schedule 3.11(a)); (ii) which contains a non-compete or client or customer non-solicit requirement or any other provision that restricts the conduct of any line of business by the Company or any of its Affiliates or upon consummation of the Merger will restrict the ability of the Surviving Corporation or any of its Affiliates to engage in any line of business or in any geographic region; (iii) any of the benefits or obligations of or under which will arise or be increased or accelerated by the occurrence of the execution and delivery of this Agreement, shareholder approval of this Agreement or the consummation of any of the transactions contemplated by this Agreement, or under which a right of cancellation or termination will arise as a result thereof, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement; (iv) which relates to the incurrence of indebtedness by the Company or any of its Subsidiaries (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case incurred in the ordinary course of business consistent with past practice) in the principal amount of $100,000 or more including any

{Clients/1598/00283791.DOCX/11 } -23- sale and leaseback transactions, capitalized leases and other similar financing transactions; (v) which grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or its Subsidiaries; (vi) which is an alliance, cooperation, limited liability company, joint venture, shareholders, partnership or similar agreement or any agreement involving a sharing of profits or losses relating to the Company or any of its Subsidiaries; (vii) which involves the payment of more than $100,000 per annum; (viii) any agreement relating to the acquisition or disposition of any person, business or asset under which the Company or any of its Subsidiaries has or may have a material obligation, including with respect to an earn-out, contingent purchase price, or similar payment obligation, or any other material liability; or (ix) which is a shared loss or loss sharing contract (including any related or ancillary contract) with the FDIC (each such contract or related ancillary contract, a “Loss Share Agreement”). Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), is referred to herein as a “Company Contract.” The Company has made available to Parent true, correct and complete copies of each Company Contract in effect as of the date hereof. (b) (i) Each Company Contract is valid and binding on the Company or one of its Subsidiaries, as applicable, and in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, (ii) the Company and each of its Subsidiaries has performed all obligations required to be performed by it under each Company Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, (iii) to the Company’s Knowledge, each third-party counterparty to each Company Contract has performed all obligations required to be performed by it under such Company Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, (iv) neither the Company nor any of its Subsidiaries knows of, or has received notice of, any violation of any Company Contract by any of the parties thereto which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, and (v) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any such Company Contract, except where such default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. 3.15 Agreements with Regulatory Agencies. Neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of

{Clients/1598/00283791.DOCX/11 } -24- understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since December 31, 2013, a recipient of any supervisory letter from, or since December 31, 2013, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business, imposes any material requirements or procedures, relates to its compliance management systems (“CMS”) or activities pursuant to such CMS, including Anti-money Laundering, Bank Secrecy Act or Know Your Customer Requirements or in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies or its management (each, whether or not set forth in the Company Disclosure Schedules, a “Company Regulatory Agreement”), nor has the Company or any of its Subsidiaries been advised since December 31, 2013, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Company Regulatory Agreement. 3.16 Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of the Company, any of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties reasonably believed to be financially responsible at the time and are legal, valid and binding obligations of the Company or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions), and are in full force and effect. The Company and each of its Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and, to the Company’s Knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. 3.17 Environmental Matters. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries are in compliance, and have complied, with all federal, state or local laws, regulations, orders, decrees, permits, authorizations, common law and agency requirements relating to: (i) the protection or restoration of the environment, health and safety with respect to hazardous substance exposure or natural resource damages, (ii) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance, or (iii) noise, odor, wetlands, indoor air quality, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other proceedings, claims or actions, or to the Knowledge of the Company, any private environmental investigations or remediation activities or governmental investigations of any nature pending or threatened against the Company seeking to impose, or that could reasonably be expected to result in the imposition, on the Company or any of its Subsidiaries of any liability or obligation arising under any Environmental Law, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. To the Knowledge of the Company, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably

{Clients/1598/00283791.DOCX/11 } -25- be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. The Company is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, Governmental Entity, regulatory agency or third party imposing any liability or obligation with respect to the foregoing environmental matters that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. 3.18 Investment Securities and Commodities. (a) Each of the Company and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements), free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of the Company or its Subsidiaries. Such securities and commodities are valued on the books of the Company in accordance with GAAP in all material respects. (b) The Company and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that are prudent and reasonable in the context of such businesses. Prior to the date of this Agreement, the Company has made available to Parent the material terms of such policies, practices and procedures. 3.19 Real Property. The Company or a Company Subsidiary (x) has good and marketable fee simple title to all the real property reflected in the latest audited balance sheet included in the Company Reports as being owned by the Company or a Company Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “Company Owned Properties”), free and clear of all Liens, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iv) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Encumbrances”), and (y) is the lessee of and has a valid leasehold interest all leasehold estates reflected in the latest audited financial statements included in such Company Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the “Company Leased Properties” and, collectively with the Company Owned Properties, the “Company Real Property”), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid, binding and enforceable in accordance with its terms and in full force and effect, the Company and each of its Subsidiaries and, to the Knowledge of the Company, each lessor, has performed all obligations required to be performed by it under each such lease, and no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any lessor, under any such lease. There are no pending or, to the Knowledge of the Company, threatened condemnation proceedings against the Company Real Property.

{Clients/1598/00283791.DOCX/11 } -26- Section 3.19 of the Company Disclosure Schedules lists all Company Real Property by address as of the date hereof. Other than the Company Real Property, neither the Company nor any of its Subsidiaries has any other direct or indirect interest in real property, whether owned, leased, optioned or otherwise, and the Company Real Property comprise all real property associated with the operation of the Company’s business. 3.20 Intellectual Property. To the Company’s Knowledge, the Company and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property necessary for the conduct of its business as currently conducted. The business or operations of the Company and any of its Subsidiaries does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any person and is in accordance in all respects with any applicable license pursuant to which the Company or any of its Subsidiaries acquired the right to use any Intellectual Property and the Company is not a party to any litigation that involves a claim that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of a third person and the Company has not received written notice or threat of such a claim. To the Company’s Knowledge, no person is challenging, infringing on or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or any of its Subsidiaries, and the Company and each of its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by the Company and its Subsidiaries. For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, brand names, internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto, and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and know-how, including processes, technologies, protocols, formulae, prototypes and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not and whether in published or unpublished works, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights. 3.21 Related Party Transactions. Except as set forth in Section 3.21 of the Company Disclosure Schedules, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between the Company or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Company Common Stock (or any of such person’s immediate family members or Affiliates) (other than Subsidiaries of the Company) on the other hand, except those of a type available to employees of the Company or its Subsidiaries generally.

{Clients/1598/00283791.DOCX/11 } -27- 3.22 State Takeover Laws. Assuming the accuracy of the representations and warranties in Section 4.19(b), the Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby and has taken all such other necessary actions as required to render inapplicable to such agreements and transactions, the provisions of any potentially applicable takeover laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” law (any such laws, “Takeover Statutes”). 3.23 Reorganization. The Company has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. 3.24 Opinion. Prior to the execution of this Agreement, the Company has received an opinion from Piper Jaffray & Co., to the effect that, as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement. 3.25 Company Information. The information relating to the Company and its Subsidiaries which is provided by the Company or its representatives for inclusion in the Joint Proxy Statement and the S-4, or in any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Joint Proxy Statement (except for such portions thereof that relate only to Parent or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. 3.26 Loan Portfolio. (a) As of the date hereof, except as set forth in Section 3.26(a) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which the Company or any Subsidiary of the Company is a creditor which as of September 30, 2016, had an outstanding balance of $500,000 or more and under the terms of which the obligor was, as of September 30, 2016, over 90 days or more delinquent in payment of principal or interest, or (ii) Loans with any director, executive officer or five percent (5%) or greater shareholder of the Company or any of its Subsidiaries, or to the Knowledge of the Company, any Affiliate of any of the foregoing. Set forth in Section 3.26(a) of the Company Disclosure Schedules is a true, correct and complete list of (A) all of the Loans of the Company and its Subsidiaries that, as of September 30, 2016, had an outstanding balance of $500,000 or more and were classified by the Company as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category and (B) each asset of the Company or any of its Subsidiaries

{Clients/1598/00283791.DOCX/11 } -28- that, as of September 30, 2016, is classified as “Other Real Estate Owned” and the book value thereof. (b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, each Loan of the Company and its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of the Company and its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions. (c) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, each outstanding Loan of the Company and its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of the Company and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules. (d) Except as set forth in Section 3.26(d) of the Company Disclosure Schedules, none of the agreements pursuant to which the Company or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan. (e) There are no outstanding Loans made by the Company or any of its Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of the Company or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom. (f) Neither the Company nor any of its Subsidiaries is now nor has it ever been since January 1, 2013, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity or Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans. 3.27 Insurance. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company, (a) the Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent and consistent with industry practice, and the Company and its Subsidiaries are in compliance with their insurance policies and are not in default under any of the terms thereof, (b) each such policy

{Clients/1598/00283791.DOCX/11 } -29- is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of the Company and its Subsidiaries, the Company or the relevant Subsidiary thereof is the sole beneficiary of such policies, and (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion. 3.28 Broker-Dealer, Investment Advisory and Insurance Matters. (a) None of the Company, its Subsidiaries or, to the Knowledge of the Company, any of their respective officers and employees are required to be registered, licensed or qualified with the SEC or any securities or insurance commission or other Governmental Entity as a broker-dealer, investment adviser, futures commission merchant, municipal securities dealer, registered principal, registered representative, agent, salesperson or investment adviser representative. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to any obligation to be so registered, licensed or qualified. (b) Neither the Company nor any Subsidiary of the Company serves in a capacity described in Section 9(a) or 9(b) of the Investment Company Act of 1940, as amended, nor acts as an “investment adviser” required to register as such under the Investment Advisers Act of 1940, as amended. (c) Neither the Company nor any Subsidiary of the Company is required to be registered, licensed or qualified as an insurance agency or broker. 3.29 Customer Relationships. (a) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, each trust customer of the Company or any of its Subsidiaries has been originated and serviced (i) in conformity with the applicable policies of the Company and its Subsidiaries, (ii) in accordance with the terms of any applicable contract governing the relationship with such customer, (iii) in accordance with any instructions received from such customers and their authorized representatives and authorized signers, (iv) consistent with each customer’s risk profile and (v) in compliance with all applicable laws and the Company’s and its Subsidiaries’ constituent documents, including any policies and procedures adopted thereunder. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, each contract governing a relationship with a trust customer of the Company or any of its Subsidiaries has been duly and validly executed and delivered by the Company and each of its Subsidiaries and, to the Knowledge of the Company, the other contracting parties, each such contract constitutes a valid and binding obligation of the parties thereto, except as such enforceability may be limited by the Enforceability Exceptions, and the Company and its Subsidiaries and the other contracting parties thereto have duly performed their obligations thereunder, and the Company and its Subsidiaries and, to the Knowledge of the Company, such other contracting parties are in compliance with each of the terms thereof.

{Clients/1598/00283791.DOCX/11 } -30- (b) No material contract governing a relationship with a trust customer of the Company or any of its Subsidiaries provides for any material reduction of fees charged (or in compensation payable to the Company or any of its Subsidiaries thereunder) by reason of this Agreement or the consummation of the Merger or the other transactions contemplated hereby. (c) None of the Company or any of its Subsidiaries or any of their respective directors, officers or employees is the beneficial owner of any interest in any of the accounts maintained on behalf of any trust customer of the Company or any of its Subsidiaries and none of the directors, officers and employees of the Company or any of its Subsidiaries is a party to any contract pursuant to which it is obligated to provide service to, or receive compensation or benefits from, any of the trust customers of the Company or any of its Subsidiaries after the Closing. (d) Each account opening document, margin account agreement, any advisory contract and customer disclosure statement with respect to any trust customer of the Company or any of its Subsidiaries conforms to the forms made available to Parent prior to the date hereof, except where such inconsistences would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. (e) All other books and records primarily related to the trust business of each of the Company and each of its Subsidiaries include documented risk profiles signed by each such customer, except where such failures to include such a profile would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. 3.30 No Other Representations or Warranties. (a) Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other person makes any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. (b) The Company acknowledges and agrees that neither Parent nor any other person has made or is making any express or implied representation or warranty other than those contained in Article IV. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT Except as disclosed in the disclosure schedule delivered by Parent to the Company concurrently herewith (the “Parent Disclosure Schedules”); provided that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Parent Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission by Parent that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect, and (iii) any disclosures made with respect to a section of this Article

{Clients/1598/00283791.DOCX/11 } -31- IV shall be deemed to qualify (a) any other section of this Article IV specifically referenced or cross-referenced and (b) other sections of this Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific reference or cross-reference) from a reading of the disclosure that such disclosure applies to such other sections. Parent hereby represents and warrants to the Company as follows: 4.1 Corporate Organization. (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Montana and is a bank holding company duly registered under the BHC Act. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Parent is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. True and complete copies of the Parent Articles and Parent Bylaws, as in effect as of the date of this Agreement, have previously been made available by Parent to the Company. (b) Each Subsidiary of Parent (a “Parent Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Parent, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of Parent to pay dividends or distributions except, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of each Subsidiary of Parent that is an insured depository institution are insured by the FDIC through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. Section 4.1(b) of the Parent Disclosure Schedules sets forth a true and complete list of all Subsidiaries of Parent. There is no person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the financial statements of Parent other than the Parent Subsidiaries. 4.2 Capitalization. (a) The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, 100,000,000 shares of Class B common stock, no par value per share, and 100,000 shares of serial preferred stock, no par value per share, of which no shares of preferred stock are issued or outstanding. As of the date of this Agreement, there are (i) 44,899,033 shares of Parent Common Stock outstanding (which number includes 379,684 shares

{Clients/1598/00283791.DOCX/11 } -32- of Parent Common Stock subject to outstanding awards of restricted Parent Common Stock granted by Parent (“Parent Restricted Stock Awards”), (ii) 23,375,631 shares of Parent Class B common stock outstanding, (iii) no shares of Parent Common Stock held in treasury, (iv) 984,189 shares of Parent Common Stock subject to and reserved for issuance upon the exercise of outstanding compensatory stock options to purchase shares of Parent Common Stock granted by Parent (“Parent Options”) and (v) no other shares of capital stock or other voting securities or equity interests of Parent are issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Parent may vote. Other than Parent Options and Parent Restricted Stock Awards (collectively, the “Parent Equity Awards”) issued prior to the date of this Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating Parent to issue, transfer, sell, purchase, redeem or otherwise acquire, any shares of capital stock or other voting securities or equity interests. Other than the Voting Agreements, there are no voting trusts, shareholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Parent Common Stock or other voting securities or equity interests of Parent. (b) Parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Parent Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to bank Subsidiaries, as provided under 12 U.S.C. § 55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Parent Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other voting security or equity interest of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other voting security or equity interest of such Subsidiary. 4.3 Authority; No Violation. (a) Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of Parent. The Board of Directors of Parent has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of Parent and its shareholders and has directed that this Agreement be submitted to the shareholders of Parent for approval at a meeting of such shareholders and has adopted resolutions to the foregoing effect and recommending that the shareholders of Parent approve this Agreement and the transactions contemplated hereby. Except for: (i) the approval of this Agreement and the transactions contemplated hereby, including the issuance of the Stock Consideration, by the affirmative vote of the holders of two-thirds of the outstanding shares of Parent Common Stock (the “Requisite Parent Vote”); (ii) the approval of the Articles Amendment by the affirmative vote of (A) the greater of a majority of the voting power of the issued and outstanding shares of

{Clients/1598/00283791.DOCX/11 } -33- Parent Common Stock then entitled to vote thereon, or sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares of Parent Common Stock present in person or represented by proxy at the stockholder meeting and entitled to vote thereon and (B) the majority vote of the holders of the Class A Common Stock and Class B Common Stock, each voting separately as a class (the “Requisite Amendment Vote”); (iii) the adoption and approval of the Bank Merger Agreement by the Board of Directors of Parent Bank and Parent as its sole shareholder; and (iv) the adoption of resolutions to give effect to the provisions of Section 6.11 in connection with the Closing, no other corporate proceedings on the part of Parent are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions). The shares of Parent Common Stock to be issued in connection with the Merger have been validly authorized (subject to the approval of this Agreement and the transactions contemplated hereby by the holders of Parent Common Stock), when issued, will be validly issued, fully paid and nonassessable, and no current or past shareholder of Parent will have any preemptive right or similar rights in respect thereof. (b) Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the terms or provisions hereof, will (i) violate any provision of the Parent Articles or the Parent Bylaws, or (ii) assuming that the consents, approvals and filings referred to in Section 4.4 are duly obtained and/or made, as applicable, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent, any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. 4.4 Consents and Approvals. Except for (a) the filing of applications, filings and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications, filings and notices, (b) the filing of any required applications, filings or notices, as applicable, with the FDIC, the MDOB, the Oregon Division and any state banking authorities listed on Section 3.4 of the Company Disclosure Schedules or Section 4.4 of the Parent Disclosure Schedules, and approval of such applications, filings and notices including, with respect to Parent, the consent of the FDIC under the Loss Share Agreements, (c) the filing with the SEC of the Joint Proxy Statement and the S-4 in which the Joint Proxy Statement will be included as a prospectus, and declaration of effectiveness of the S-4, (d) the filing of the Articles of Merger with the Montana Secretary and the Oregon Secretary pursuant to the MBCA

{Clients/1598/00283791.DOCX/11 } -34- and the OBCA, respectively, and the filing of the Bank Merger Articles, (e) if required by the HSR Act, the filing of any notices or other filings under the HSR Act, (f) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of shares of Parent Common Stock pursuant to this Agreement and (g) the approval of the listing of such Parent Common Stock on the NASDAQ, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by Parent of this Agreement or (B) the consummation by Parent of the Merger and the other transactions contemplated hereby (including the Bank Merger), the failure of which to make or obtain would have a Material Adverse Effect on Parent or the Surviving Corporation. As of the date hereof, Parent is not aware of any reason why the necessary regulatory approvals and consents will not be received to permit consummation of the Merger, the Bank Merger and the other transactions contemplated by this Agreement on a timely basis. 4.5 Reports. Parent and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since December 31, 2013 with any Regulatory Agencies, including, without limitation, any report, registration or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of Parent and its Subsidiaries, and except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, no Regulatory Agency has pending any proceeding or, to the Knowledge of Parent, investigation into the business or operations of Parent or any of its Subsidiaries since December 31, 2013 and there (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Parent or any of its Subsidiaries, and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Parent or any of its Subsidiaries since December 31, 2013. 4.6 Financial Statements. (a) The financial statements of Parent and its Subsidiaries included (or incorporated by reference) in the Parent Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Parent and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal and not material in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in

{Clients/1598/00283791.DOCX/11 } -35- such statements or in the notes thereto. The books and records of Parent and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Since December 31, 2013, no independent public accounting firm of Parent has resigned (or informed Parent that it intends to resign) or been dismissed as independent public accountants of Parent as a result of or in connection with any disagreements with Parent on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. (b) Neither Parent nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for liabilities (i) that are reflected or reserved against on the consolidated balance sheet of Parent included in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016 (including any notes thereto), (ii) incurred in the ordinary course of business consistent with past practice since June 30, 2016, or (iii) incurred in connection with or expressly contemplated by this Agreement, in each case, which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent. (c) The records, systems, controls, data and information of Parent and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Parent or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent. Parent (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Parent, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Parent by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Parent’s outside auditors and the audit committee of Parent’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls over financial reporting. These disclosures were made in writing by management to Parent’s auditors and audit committee. There is no reason to believe that Parent’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes- Oxley Act, without qualification, when next due. (d) Since January 1, 2013, (i) neither Parent nor any of its Subsidiaries, nor, to the Knowledge of Parent, any director, officer, auditor, accountant or representative of Parent or any of its Subsidiaries, has received or otherwise has had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss

{Clients/1598/00283791.DOCX/11 } -36- reserves, write-downs, charge-offs and accruals) of Parent or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Parent or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to the Board of Directors of Parent or any committee thereof or to the Knowledge of Parent, to any director or officer of Parent. 4.7 Broker’s Fees. With the exception of the engagement of Barclays Capital, Inc., neither Parent nor any Parent Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement. 4.8 Absence of Certain Changes or Events. (a) Since December 31, 2015, no event or events have occurred that have had, either individually or in the aggregate, a Material Adverse Effect on Parent. (b) Since December 31, 2015, Parent and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course consistent with past practice. 4.9 Legal Proceedings. (a) Except as set forth in Section 4.9 of Parent Disclosure Schedule, there is no suit, action, investigation or proceeding pending or, to its Knowledge, threatened against or affecting Parent or any Parent Subsidiary (1) that involves a Governmental Entity or Regulatory Agency, or (2) that, individually or in the aggregate, if determined adversely to Parent, could (A) have a Material Adverse Effect on Parent, or (B) be reasonably likely to prevent or delay it from performing its obligations under, or consummating the transactions contemplated by, this Agreement. (b) Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Parent, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon Parent, any of its Subsidiaries or the assets of Parent or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any of its Affiliates). 4.10 Taxes and Tax Returns. Each of Parent and its Subsidiaries has duly and timely filed (including all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Neither Parent nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns obtained in the ordinary course). All material Taxes of Parent and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of Parent and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any

{Clients/1598/00283791.DOCX/11 } -37- employee, creditor, shareholder, independent contractor or other third party. Neither Parent nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. The federal income Tax Returns of Parent and its Subsidiaries for all years to and including 2012 have been examined by the IRS or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. Neither Parent nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no pending or, to the Knowledge of Parent, threatened, disputes, claims, audits, examinations or other proceedings regarding any material Tax of Parent and its Subsidiaries or the assets of Parent and its Subsidiaries. Parent has made available to the Company true, correct and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six (6) years. Neither Parent nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Parent and its Subsidiaries). Neither Parent nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent) or (B) has any liability for the Taxes of any person (other than Parent or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither Parent nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code. Neither Parent nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation section 1.6011-4(b)(2). At no time during the past five (5) years has Parent been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. 4.11 SEC Reports. Parent has previously made available to the Company an accurate and complete copy of each (a) registration statement, prospectus, report, schedule and proxy statement filed with or furnished to the SEC since December 31, 2013 by Parent pursuant to the Securities Act or the Exchange Act (the “Parent Reports”) and (b) communication mailed by Parent to its shareholders since December 31, 2013 and prior to the date hereof, and no such Parent Report or communication, as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since December 31, 2013, as of their respective dates, all Parent Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of Parent has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Parent Reports.

{Clients/1598/00283791.DOCX/11 } -38- 4.12 Compliance with Applicable Law. Parent and each of its Subsidiaries hold, and have at all times since January 1, 2013, held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, and to the Knowledge of Parent, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. Parent and each of its Subsidiaries have complied with and are not in default or violation under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Parent or any of its Subsidiaries, including without limitation all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the False Claims Act, the Servicemembers Civil Relief Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans, except for noncompliance, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Parent Bank has a Community Reinvestment Act rating of “satisfactory” or better. Without limitation, none of Parent, or any of its Subsidiaries, or to the Knowledge of Parent, any director, officer, employee, agent or other person acting on behalf of Parent or any of its Subsidiaries has, directly or indirectly, (i) used any funds of Parent or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Parent or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of Parent or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of Parent or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for Parent or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Parent or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

{Clients/1598/00283791.DOCX/11 } -39- 4.13 Certain Contracts. (a) Each contract, arrangement, commitment or understanding (whether written or oral) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which Parent nor any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound as of the date hereof has been filed as an exhibit to the most recent Annual Report on Form 10-K filed by Parent, or a Quarterly Report on Form 10-Q or Current Report on Form 8-K subsequent thereto (each, a “Parent Contract”). (b) (i) Each Parent Contract is valid and binding on Parent or one of its Subsidiaries, as applicable, and in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, (ii) Parent and each of its Subsidiaries has performed all obligations required to be performed by it under each Parent Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, (iii) to Parent’s Knowledge, each third-party counterparty to each Parent Contract has performed all obligations required to be performed by it under such Parent Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, (iv) neither Parent nor any of its Subsidiaries knows of, or has received notice of, any violation of any Parent Contract by any of the parties thereto which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Parent, and (v) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default on the part of Parent or any of its Subsidiaries under any such Parent Contract, except where such default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. 4.14 Agreements with Regulatory Agencies. Neither Parent nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since December 31, 2013, a recipient of any supervisory letter from, or since December 31, 2013, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business, imposes any material requirements or procedures, relates to its CMS or activities pursuant to such CMS, including Anti-money Laundering, Bank Secrecy Act or Know Your Customer Requirements or in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies or its management (each, whether or not set forth in the Parent Disclosure Schedules, a “Parent Regulatory Agreement”), nor has Parent or any of its Subsidiaries been advised since December 31, 2013, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Parent Regulatory Agreement. 4.15 Employees. (a) Section 4.15(a) of the Parent Disclosure Schedules sets forth a true and correct list of each material Parent Benefit Plan. For purposes of this Agreement, “Parent

{Clients/1598/00283791.DOCX/11 } -40- Benefit Plan” means each employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and each bonus, stock option, stock purchase, restricted stock, equity or equity-based, incentive, deferred compensation, retiree medical or life insurance, welfare benefit plans (including vacation and paid time off policies and other material benefit policies and procedures), supplemental retirement, severance or other benefit plan, program or arrangement, and each retention, bonus, employment, change in control, termination, severance plan, program or arrangement (i) to or with respect to which Parent or any Subsidiary or any trade or business of Parent or any of its Subsidiaries, whether or not incorporated, all of which together with Parent would be deemed a “single employer” within the meaning of Section 4001 of ERISA (a “Parent ERISA Affiliate”), is a party or has or, would reasonably be expected to have, any current or future obligation or (ii) that is maintained, contributed to or sponsored, or is required to be contributed to, by Parent or any of its Subsidiaries or any Parent ERISA Affiliate for the benefit of any current or former employee, officer, director or independent contractor of Parent or any of its Subsidiaries or any Parent ERISA Affiliate. (b) Parent has heretofore made available to the Company a true and complete copy of each material Parent Benefit Plan and, with respect to each such Parent Benefit Plan, the following related documents: (i) all summary plan descriptions, amendments, modifications or material supplements, (ii) the most recent annual report (Form 5500), if any, filed with the IRS, (iii) the most recently received IRS determination letter, if any, and (iv) the most recently prepared actuarial report (if applicable). (c) Each Parent Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA, the Code, the HIPAA and the ACA and all material filings, disclosures and notices required by applicable laws, including ERISA, the Code, HIPAA and ACA, have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full, if due. Neither Parent nor any Parent Subsidiary has engaged in a transaction, or omitted to take action, with respect to any Parent Benefit Plan that would reasonably be expected to subject the Company to a material unpaid tax or penalty imposed by either Chapter 43 of the Code or Sections 409 or 502 of ERISA. Neither Parent nor any of its Subsidiaries has taken any action to take corrective action or make a filing under any voluntary correction program of the IRS, Department of Labor or any other Governmental Entity with respect to any Parent Benefit Plan, and neither Parent nor any of its Subsidiaries has any Knowledge of any plan defect that would qualify for correction under any such program. (d) Section 4.15(d) of the Parent Disclosure Schedules identifies each Parent Benefit Plan that is intended to be qualified under Section 401(a) of the Code (each, a “Parent Qualified Plan”). The IRS has issued a favorable determination letter with respect to each Parent Qualified Plan and the related trust, which letter has not been revoked (nor has revocation been threatened) or such Parent Qualified Plan is a volume submitter or prototype plan covered by an IRS advisory or opinion letter affording reliance equivalent to a determination letter, and, to the Knowledge of Parent, there are no existing circumstances and no events have occurred or are reasonably expected to occur that could adversely affect the qualified status of any Parent Qualified Plan or the related trust or increase the costs relating thereto. Section 4.15(d) of the Parent Disclosure Schedules identifies each trust funding any Parent Benefit Plan and whether that purports to be a VEBA. Each such VEBA has received an exemption letter from the IRS that

{Clients/1598/00283791.DOCX/11 } -41- the form of such VEBA satisfies the requirements of Code Section 501(c)(9), which letter has not been revoked (nor has revocation been threatened), and, to the Knowledge of Parent, there are no existing circumstances and no events have occurred or are reasonably expected to occur that could adversely affect the continued exemption of such VEBA or increase the costs relating thereto. (e) Each Parent Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) and any award thereunder, in each case that is subject to Section 409A of the Code, has (i) since January 1, 2005, been maintained and operated, in all material respects, in good faith compliance with Section 409A of the Code and IRS Notice 2005-1 and (ii) since January 1, 2009, been, in all material respects, in documentary and operational compliance with Section 409A of the Code. All Parent Stock Options have been granted with a per share exercise price or reference price at least equal to the fair market value (as defined pursuant to Section 409A of the Code) of the underlying stock on the date of grant. (f) None of Parent or any of its Subsidiaries nor any Parent ERISA Affiliate has sponsored, maintained or contributed to or been obligated to contribute to (i) any plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code, (ii) any Multiemployer Plan or (iii) any Multiple Employer Plan, and none of the Parent or any of its Subsidiaries nor any Parent ERISA Affiliate has incurred any liability to a Multiemployer Plan or a Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan. (g) All contributions required to be made to any Parent Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Parent Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Parent. (h) Neither the execution and delivery of this Agreement nor the consumma- tion of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, or increase the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provid- er of Parent or any of its Subsidiaries, or result in any limitation on the right of Parent or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Parent Ben- efit Plan or related trust. (i) There are no pending, or to the Knowledge of Parent, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to Parent’s Knowledge, no set of circumstances exists that may reasonably give rise to a claim or lawsuit, against the Parent Benefit Plans, any fiduciaries thereof with respect to their duties to Parent Benefit Plans or the assets of any of the trusts under any of Parent Benefit Plans that could reasonably be expected to result in any material liability of Parent or any of its Subsidiaries to the PBGC, the IRS, the Department of Labor, any

{Clients/1598/00283791.DOCX/11 } -42- Multiemployer Plan, a Multiple Employer Plan, any participant in a Parent Benefit Plan, or any other party. (j) None of Parent or any of its Subsidiaries nor any Parent ERISA Affiliate nor any other person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of Parent Benefit Plans or their related trusts, Parent, any of its Subsidiaries, any Parent ERISA Affiliate or any person that Parent or any of its Subsidiaries has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA. (k) There are no pending or, to Parent’s Knowledge, threatened material labor grievances or material unfair labor practice claims or charges against Parent or any of its Subsidiaries, or any strikes or other material labor disputes against Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries are party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Parent or any of its Subsidiaries and, to the Knowledge of Parent, there are no organizing efforts by any union or other group seeking to represent any employees of Parent or any of its Subsidiaries. Parent and its Subsidiaries have complied, in all material respects, with all laws regarding employment and employment practices (including anti-discrimination) and terms and conditions of employment and wages and hours (including classification of employees and equitable pay practices), and no claims relating to non-compliance with the foregoing are pending or, to Parent’s Knowledge, threatened. 4.16 Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of Parent, any of its Subsidiaries or for the account of a customer of Parent or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties reasonably believed to be financially responsible at the time and are legal, valid and binding obligations of Parent or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by an Enforceability Exception), and are in full force and effect. Parent and each of its Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and, to Parent’s Knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. 4.17 Environmental Matters. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, Parent and its Subsidiaries are in compliance, and have complied, with all Environmental Laws. There are no legal, administrative, arbitral or other proceedings, claims or actions, or to the Knowledge of Parent, any private environmental investigations or remediation activities or governmental investigations of any nature pending or threatened against Parent seeking to impose, or that could reasonably be expected to result in the imposition, on Parent or any of its Subsidiaries of any liability or obligation arising under any Environmental Law, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent. To the Knowledge of Parent, there is no reasonable basis for

{Clients/1598/00283791.DOCX/11 } -43- any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent. Parent is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, Governmental Entity, regulatory agency or third party imposing any liability or obligation with respect to the foregoing environmental matters that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent. 4.18 State Takeover Laws. The Board of Directors of Parent has approved this Agreement and the transactions contemplated hereby and has taken all such other necessary actions as required to render inapplicable to such agreements and transactions, the provisions of any potentially applicable Takeover Statutes. 4.19 Reorganization; Share Ownership. (a) Parent has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. (b) Neither Parent nor any of its Subsidiaries owns any capital stock or other security of the Company. 4.20 Opinion. Prior to the execution of this Agreement, Parent has received an opinion from Barclays Capital, Inc. to the effect that, as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration is fair from a financial point of view to Parent. Such opinion has not been amended or rescinded as of the date of this Agreement. 4.21 Financing. Parent has, or will have available to it prior to the Closing, all funds necessary to satisfy its obligations hereunder. 4.22 Loan Portfolio. (a) As of the date hereof, except as set forth in Section 4.22 of the Parent Disclosure Schedules, neither Parent nor any of its Subsidiaries is a party to any written or oral (i) Loans in which Parent or any Subsidiary of Parent is a creditor which as of September 30, 2016, had an outstanding balance of $500,000 or more and under the terms of which the obligor was, as of September 30, 2016, over 90 days or more delinquent in payment of principal or interest, or (ii) Loans with any director, executive officer or five percent (5%) or greater shareholder of Parent or any of its Subsidiaries, or to the Knowledge of Parent, any Affiliate of any of the foregoing. Set forth in Section 4.22 of the Parent Disclosure Schedules is a true, correct and complete list of (A) all of the Loans of Parent and its Subsidiaries that, as of September 30, 2016, had an outstanding balance of $500,000 or more and were classified by Parent as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, by category of Loan (e.g.,

{Clients/1598/00283791.DOCX/11 } -44- commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category and (B) each asset of Parent or any of its Subsidiaries that, as of September 30, 2016, is classified as “Other Real Estate Owned” and the book value thereof. (b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, each outstanding Loan of Parent and its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of Parent and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules. (c) Neither Parent nor any of its Subsidiaries has been notified to exercise its repurchase obligations under any agreement pursuant to which Parent or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans. (d) There are no outstanding Loans made by Parent or any of its Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) or Parent or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom. (e) Neither Parent nor any of its Subsidiaries is now nor has it ever been since January 1, 2013, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity or Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans. 4.23 Broker-Dealer, Investment Advisory and Insurance Matters. (b) Neither Parent nor any Subsidiary of Parent serves in a capacity described in Section 9(a) or 9(b) of the Investment Company Act of 1940, as amended, nor acts as an “investment adviser” required to register as such under the Investment Advisers Act of 1940, as amended. (c) Neither Parent nor any Subsidiary of Parent is required to be registered, licensed or qualified as an insurance agency or broker. 4.24 Parent Information. The information relating to Parent and its Subsidiaries to be contained in the Joint Proxy Statement and the S-4, and the information relating to Parent and its Subsidiaries that is provided by Parent or its representatives for inclusion in any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Joint Proxy Statement (except for such portions thereof that relate only to the Company or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 (except for such portions

{Clients/1598/00283791.DOCX/11 } -45- thereof that relate only to the Company or any of its Subsidiaries) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. 4.25 Related Party Transactions. Except as set forth in Section 4.25 of the Parent Disclosure Schedules, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between Parent or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Parent or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Parent Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of Parent) on the other hand, except those of a type available to employees of Parent or its Subsidiaries generally. 4.26 Customer Relationships. (a) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, each trust customer of Parent or any of its Subsidiaries has been originated and serviced (i) in conformity with the applicable policies of Parent and its Subsidiaries, (ii) in accordance with the terms of any applicable contract governing the relationship with such customer, (iii) in accordance with any instructions received from such customers and their authorized representatives and authorized signers, (iv) consistent with each customer’s risk profile and (v) in compliance with all applicable laws and Parent’s and its Subsidiaries’ constituent documents, including any policies and procedures adopted thereunder. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, each contract governing a relationship with a trust customer of Parent or any of its Subsidiaries has been duly and validly executed and delivered by Parent and each of its Subsidiaries and, to the knowledge of Parent, the other contracting parties, each such contract constitutes a valid and binding obligation of the parties thereto, except as such enforceability may be limited by the Enforceability Exceptions, and Parent and its Subsidiaries and the other contracting parties thereto have duly performed in all material respects their obligations thereunder, and Parent and its Subsidiaries and, to the knowledge of Parent, such other contracting parties are in compliance with each of the terms thereof. (b) No material contract governing a relationship with a trust customer of Parent or any of its Subsidiaries provides for any material reduction of fees charged (or in compensation payable to Parent or any of its Subsidiaries thereunder) by reason of this Agreement or the consummation of the Merger or the other transactions contemplated hereby. (c) None of Parent or any of its Subsidiaries or any of their respective directors, officers or employees is the beneficial owner of any interest in any of the accounts maintained on behalf of any trust customer of Parent or any of its Subsidiaries and none of the directors, officers and employees of Parent or any of its Subsidiaries is a party to any contract pursuant to which it is obligated to provide service to, or receive compensation or benefits from, any of the trust customers of Parent or any of its Subsidiaries after the Closing.

{Clients/1598/00283791.DOCX/11 } -46- 4.27 No Other Representations or Warranties. (a) Except for the representations and warranties made by Parent in this Article IV, neither Parent nor any other person makes any express or implied representation or warranty with respect to Parent, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Parent hereby disclaims any such other representations or warranties. (b) Parent acknowledges and agrees that neither the Company nor any other person has made or is making any express or implied representation or warranty other than those contained in Article III. ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS 5.1 Conduct of Business of the Company Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in Section 5.1 of the Company Disclosure Schedules), required by law or as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause its Subsidiaries to, (a) conduct its business in the ordinary course consistent with past practice in all material respects, (b) use reasonable best efforts to maintain and preserve intact its business organization, key employees and advantageous business relationships and (c) take no action that would reasonably be expected to materially and adversely affect or materially delay the ability to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform the Company’s covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis. 5.2 Company Forbearances. Without limiting the foregoing, during the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in Section 5.2 of the Company Disclosure Schedules, as expressly contemplated or permitted by this Agreement or as required by law or regulatory directive, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed): (a) other than (i) federal funds borrowings and borrowings by Company Bank from the Federal Home Loan Bank of Seattle, the Federal Home Loan Bank of Des Moines and the Federal Reserve Bank of San Francisco, in each case with a maturity not in excess of thirty (30) days, and (ii) deposits, in the case of each of (i) and (ii), in the ordinary course of business consistent with past practice, incur any indebtedness, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

{Clients/1598/00283791.DOCX/11 } -47- (b) (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) dividends paid by any of the Subsidiaries of the Company to the Company or any of its wholly-owned Subsidiaries or (B) the acceptance of shares of Company Common Stock as payment for the exercise price of Company Options or for withholding taxes incurred in connection with the exercise of Company Options or the vesting or settlement of Company Equity Awards, in each case in accordance with past practice and the terms of the applicable award agreements and outstanding as of the date hereof in accordance with their terms as in effect on the date hereof); (iii) grant any Company Equity Awards or any stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity or equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; (iv) issue, sell or otherwise permit to become outstanding any additional shares of capital stock, voting securities or equity interests, or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock, voting securities or equity interests, or any options, warrants, or other rights of any kind to acquire any shares of capital stock, voting securities or equity interests, except pursuant to the exercise, vesting or settlement of Company Equity Awards outstanding as of the date hereof in accordance with their terms as in effect on the date hereof; (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a wholly owned Subsidiary, or cancel, release or assign any material indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business consistent with past practice; (d) except: (i) for foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith; (ii) for transactions in the ordinary course of business consistent with past practice for an amount not in excess of $250,000 individually or $500,000 in the aggregate; or (iii) as may otherwise be permitted under Section 5.2(k), (i) acquire (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) any other person or business or any material assets, deposits or properties of any other person, or (ii) make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned Subsidiary of the Company; (e) terminate, materially amend, or waive any material provision of, any Company Contract, or make any change in any instrument or agreement governing the terms of

{Clients/1598/00283791.DOCX/11 } -48- any of its securities, or material lease, other than renewals of Company Contracts and material leases on terms with respect to the Company that would not reasonably be expected to have a Material Adverse Effect on the Company, or enter into any contract that would constitute a Company Contract if it were in effect on the date of this Agreement; undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of its banking business, involving a payment of more than $250,000 annually, or containing any financial commitment extending beyond 24 months from the date hereof; (f) except as required under applicable law or the terms of any Company Benefit Plan existing as of the date hereof or pursuant to this Agreement, (i) enter into, adopt or terminate any Company Benefit Plan or any employee benefit or compensation plan, program, policy or arrangement for the benefit or welfare of any current or former employee, officer, director or consultant that would be a Company Benefit Plan if in effect on the date hereof, (ii) amend (whether in writing or through the interpretation of) any Company Benefit Plan, (iii) increase the compensation or benefits payable to any current or former employee, officer, director or consultant other than in the ordinary course consistent with past practice, (iv) pay or award, or commit to pay or award, any bonuses or incentive compensation other than in the ordinary course consistent with past practice, but not to exceed 5.0% of such individual’s base salary or wage rate as of the date hereof unless such bonus or incentive compensation is consistent with the terms of any pre-existing arrangement, which pre-existing arrangement is disclosed in Section 5.2(f) of the Company Disclosure Schedules; provided that such payment or award would not result in an adverse tax consequence under Section 280G of the Code, (v) grant or accelerate the vesting of any equity or equity-based awards other than pursuant to the terms of such awards as in effect on the date hereof, (vi) grant any rights with respect to severance, change in control, retention, or similar compensation, (vii) enter into any new or amend any existing employment, severance, change in control, retention or similar agreement of arrangement, (viii) fund any rabbi trust or similar arrangement, (ix) terminate the employment or services of any officer or any employee whose annual base salary is greater than $150,000, other than for cause, or (x) hire any officer, employee, independent contractor or consultant whose annual base salary would be greater than $150,000; (g) settle any material claim, suit, action or proceeding, except in the ordinary course of business in an amount and for consideration not in excess of $250,000 individually or $500,000 in the aggregate and which would not impose any material restriction on the business of it or its Subsidiaries or the Surviving Corporation; (h) take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; (i) amend its articles of incorporation, its bylaws or comparable governing documents of its Subsidiaries; (j) merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries;

{Clients/1598/00283791.DOCX/11 } -49- (k) materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or purchase any security rated below investment grade; (l) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by Law or GAAP; (m) (i) enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by applicable law, regulation or policies imposed by any Governmental Entity or (ii) make any Loans or extensions of credit outside of the ordinary course of business consistent with practice or that exceed the Company’s internal lending limits such that the Loan or extension of credit would require approval by the Company’s credit policy committee or any similar body, provided that any consent sought from Parent pursuant to this clause (ii) shall be given within two (2) business days after the relevant Loan package is provided to Parent; (n) make, or commit to make, any capital expenditures that exceed by more than 10% in the aggregate the capital expenditures budget of the Company in effect on the date hereof (a copy of which has been previously made available to Parent); (o) make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any amended material Tax Return, enter into any material closing agreement with respect to Taxes, or settle any material Tax claim, audit, assessment or dispute or surrender any material right to claim a refund of Taxes; (p) take any action that is intended or expected to result in any of the conditions to the Merger set forth in Sections 7.1 or 7.2 not being satisfied, except as may be required by applicable Law; (q) make any change in its policies and practices outside of the types of changes made in the ordinary course of business consistent with past practice with respect to the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; deposit pricing or gathering; underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, loans; its hedging practices and policies, in each case except as may be required by such policies and practices or by any applicable laws, regulations, guidelines or policies imposed or recommended in writing by any Governmental Entity or Regulatory Agency; (r) make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility of it or its Subsidiaries, except to the extent required to obtain any Requisite Regulatory Approvals; or

{Clients/1598/00283791.DOCX/11 } -50- (s) agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by this Section 5.2. 5.3 Parent Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in Section 5.3 of the Parent Disclosure Schedules, as expressly contemplated or permitted by this Agreement or as required by law, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed): (a) amend the Parent Articles or Parent Bylaws in a manner that would adversely affect the economic benefits of the Merger to the holders of Company Common Stock or materially change the rights, terms or preferences of the Parent Common Stock; (b) adjust, split, combine or reclassify any capital stock of Parent; (c) take any action that would reasonably be expected to materially and adversely affect or materially delay the ability to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform Parent’s covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis; (d) make, declare, pay or set aside for payment any dividend on or with respect to Parent Common Stock or make any other distribution to Parent’s shareholders except for the payment of regular quarterly dividends in the ordinary course of business consistent with past practice; (e) enter into agreements with respect to, or consummate, any mergers or business combinations, or any acquisition of any other person or business without providing prior notice of such transaction to the Company; (f) take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or (g) agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by this Section 5.3. ARTICLE VI ADDITIONAL AGREEMENTS 6.1 Regulatory Matters. (a) Parent and the Company shall promptly prepare and file with the SEC the Joint Proxy Statement, and Parent shall promptly prepare and file with the SEC the S-4, in which

{Clients/1598/00283791.DOCX/11 } -51- the Joint Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use their reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Parent and the Company shall thereafter mail or deliver the Joint Proxy Statement to their respective shareholders. Parent shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested by Parent in connection with any such action. (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly (and in the case of the applications, notices, petitions and filings in respect of the Requisite Regulatory Approvals, within thirty (30) business days of the date of this Agreement) prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger and the Bank Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Parent and the Company shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Parent, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement, and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. The parties hereto agree to furnish to the other a final copy of each filing made with a Governmental Entity in connection with the transactions contemplated by this Agreement, subject to applicable laws governing the confidentiality of such information. Each party shall consult with the other in advance of any meeting or conference with any Governmental Entity in connection with the transactions contemplated by this Agreement and to the extent permitted by such Governmental Entity, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences. (c) In furtherance and not in limitation of the foregoing, each of Parent and the Company shall use its reasonable best efforts to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned, any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or materially delay the Closing, and (ii) avoid or eliminate each and every impediment so as to enable the Closing to occur as soon as possible, including proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of businesses or assets of Parent, the Company and their respective Subsidiaries.

{Clients/1598/00283791.DOCX/11 } -52- (d) Notwithstanding the foregoing or anything to the contrary contained in this Agreement, under no circumstances shall Parent be required, and the Company and its Subsidiaries shall not be permitted (without Parent’s written consent), to (i) take any action, or commit to take any action, or agree to any condition, restriction, prohibition, limitation or requirement in connection with obtaining the foregoing permits, consents, approvals and authorizations of Governmental Entities that would prohibit or materially limit the ownership or operation of the business or assets of the Company, materially limit the business conducted by Parent or any Parent Subsidiary or compel any of them to dispose of or hold separate any material portion of the business or assets of the Company or would reasonably be expected to have a material and adverse effect on Parent, the Surviving Corporation and their respective Subsidiaries, taken as a whole (measured on a scale relative to the Company and its Subsidiaries, taken as a whole), or the Company and its Subsidiaries, taken as a whole, in each case after giving effect to the Merger (a “Materially Burdensome Regulatory Condition”) or (ii) agree to any Loss Share Agreement Condition; provided that, if requested by Parent, then the Company and its Subsidiaries will take or commit to take any such action, or agree to any such condition or restriction, prohibition, limitation or requirement, so long as such action, commitment, agreement, condition or restriction is binding on the Company and its Subsidiaries only in the event the Closing occurs. (e) Parent and the Company shall, upon request, promptly furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the Bank Merger and the other transactions contemplated by this Agreement. (f) Parent and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained, or will be obtained subject to a Materially Burdensome Regulatory Condition, or that the receipt of any such approval will be materially delayed. 6.2 Access to Information. (a) Upon reasonable notice and subject to applicable laws, each of Parent and the Company, for the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel, information technology systems, and records, and each shall cooperate with the other party in preparing to execute after the Effective Time conversion or consolidation of systems and business operations generally, and, during such period, each of Parent and the Company shall, and shall cause its respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received

{Clients/1598/00283791.DOCX/11 } -53- by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents which Parent or the Company, as the case may be, is not permitted to disclose under applicable law), and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither Parent nor the Company nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Parent’s or the Company’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. (b) Each of Parent and the Company shall hold all information furnished by or on behalf of the other party or any of such party’s Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated March 18, 2016, between Parent and the Company (the “Confidentiality Agreement”). (c) No investigation by either of the parties or their respective representatives shall affect or be deemed to modify or waive the representations and warranties of the other set forth herein. Nothing contained in this Agreement shall give either party, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations. (d) The Company and Parent shall meet on a regular basis to discuss and plan for the conversion of the Company’s data processing and related electronic informational systems to those used by Parent, which planning shall include, but not be limited to, discussion of the possible termination by the Company of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by the Company in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that the Company shall not be obligated to take any such action prior to the Effective Time, that any such action taken will be at no cost to the Company, that any such actions taken by employees of the Company shall not unreasonably interfere with the job performance of such employees and, unless the Company otherwise agrees, no conversion shall take place prior to the Effective Time. 6.3 Shareholder Approvals. (a) Each of Parent and the Company shall call a meeting of its shareholders (the “Parent Meeting” and the “Company Meeting,” respectively) to be held as soon as reasonably practicable after the S-4 is declared effective, for the purpose of obtaining, in the case of the Company, the Requisite Company Vote and, in the case of the Parent, the Requisite Parent Vote and Requisite Amendment Vote, and, if so desired and mutually

{Clients/1598/00283791.DOCX/11 } -54- agreed, upon other matters of the type customarily brought before a meeting of shareholders to approve a merger agreement or the transactions contemplated thereby, and each shall use its reasonable best efforts to cause such meetings to occur on the same date. Each of Parent and the Company and its respective Board of Directors shall use its reasonable best efforts to obtain from the shareholders of Parent and the Company, as the case may be, the Requisite Parent Vote and Requisite Amendment Vote, in the case of Parent, and the Requisite Company Vote, in the case of the Company, including (except as provided in Section 6.3(b)) by communicating to its respective shareholders its recommendation (and including such recommendation in the Joint Proxy Statement) that they consider and approve this Agreement and the transactions contemplated hereby (in the case of the Company, the “Company Board Recommendation” and in the case of Parent, the “Parent Board Recommendation”), and, except as provided in Section 6.3(b), shall not (i) withdraw, modify or qualify in a manner adverse to the other party or make any public statement inconsistent with the Company Board Recommendation, in the case of the Company, or the Parent Board Recommendation, in the case of Parent, (ii) fail to make the Company Board Recommendation, in the case of the Company, or the Parent Board Recommendation, in the case of Parent, in the Joint Proxy Statement, (iii) fail to publicly, definitively and without qualification reaffirm the Company Board Recommendation, in the case of the Company, or the Parent Board Recommendation, in the case of Parent, within three (3) business days after the other party’s written request (or such fewer number of days as remains prior to the Company Meeting or the Parent Meeting, as applicable) or (iv) with respect to the Company and the Company Board of Directors, adopt, approve, recommend or endorse an Acquisition Proposal or fail to publicly, definitively and without qualification issue a press release recommending against an Acquisition Proposal, within ten (10) business days after an Acquisition Proposal is made public (or such fewer number of days as remains prior to the Company Meeting), or publicly propose to do any of the foregoing (each of the actions in clauses (i)–(iii), with respect to the Company or Parent, as the case may be, and clause (iv), with respect to the Company, a “Recommendation Change”). (b) Notwithstanding the foregoing, subject to and in compliance with Section 6.12, prior to receipt of the Requisite Company Vote, in the case of the Company, or the Requisite Parent Vote, in the case of Parent, the Board of Directors of the Company or Parent, after consultation its outside counsel and, with respect to financial matters, its financial advisor, determines in good faith that it would more likely than not result in a violation of its fiduciary duties under applicable law to continue to make the Company Board Recommendation or the Parent Board Recommendation, as the case may be, to its shareholders (and, in the event such determination is made by the Board of Directors of the Company in response to an Acquisition Proposal, the Board of Directors of the Company has taken into account the expected timing of and regulatory conditions related to such Acquisition Proposal), the Company or Parent and its respective Board of Directors, as the case may be, may submit this Agreement and the transactions contemplated hereby to its respective shareholders without recommendation or otherwise effect a Recommendation Change (although the resolutions adopting this Agreement as of the date hereof may not be rescinded or amended), in which event the Company or Parent and its respective Board of Directors, as the case may be, may communicate the basis for its Recommendation Change to its shareholders in the Joint Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law; provided, that neither party nor its Board of Directors

{Clients/1598/00283791.DOCX/11 } -55- may take any actions under this sentence unless (i) it gives the other party at least five (5) business days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken by the Company or its Board of Directors in response to an Acquisition Proposal, the latest material terms and conditions and the identity of the third party in any such Acquisition Proposal, or any amendment or modification thereof, including unredacted copies of any such Acquisition Proposal or other materials received in connection with or correspondence relating to, such Acquisition Proposal, or any amendment or modification thereof, (ii) during such notice period the Company or Parent and its Board of Directors, as the case may be, and its Representatives negotiate in good faith with the other party and its Representatives any amendment or modification to this Agreement proposed by such other party and (iii) at the end of such notice period, the Board of Directors takes into account any amendment or modification to this Agreement proposed in writing by the other party prior to the expiration of such notice period, and after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would nevertheless continue to be more likely than not to result in a violation of its fiduciary duties under applicable law to continue to make the Company Board Recommendation or Parent Board Recommendation, as the case may be. Any change to the financial or other material terms of any Acquisition Proposal, or any material change to the event or circumstances giving rise to the applicable Board of Directors’ determination to effect a Recommendation Change during a notice period, will be deemed to be a new Acquisition Proposal or a new such event or circumstance, as applicable, for purposes of this Section 6.3 and will require a new notice period as referred to in this Section 6.3, except that the notice period shall be three (3) business days. (c) Parent or the Company shall adjourn or postpone the Parent Meeting or the Company Meeting, as the case may be, if, as of the time for which such meeting is originally scheduled there are insufficient shares of Parent Common Stock and Parent Class B Common Stock or Company Common Stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting the Company or Parent, as applicable, has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Company Vote, in the case of the Company, or the Requisite Parent Vote or Requisite Amendment Vote, in the case of Parent; provided, that nothing herein shall prevent Parent or the Company from adjourning or postponing the Parent Meeting or the Company Meeting, as the case may be, to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board of Directors of Parent or the Company has determined in good faith after consultation with outside counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by such shareholders prior to the Parent Meeting or the Company Meeting, as the case may be. 6.4 Legal Conditions to Merger. Subject in all respects to Section 6.1 and Section 6.3 of this Agreement, each of Parent and the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and the Bank Merger and,

{Clients/1598/00283791.DOCX/11 } -56- subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is advisable or required to be obtained by the Company or Parent or any of their respective Subsidiaries in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement. 6.5 Stock Exchange Listing. Parent shall file with the NASDAQ a notification form for the listing of all shares of Parent Common Stock to be delivered as Merger Consideration prior to the Effective Time. 6.6 Employee Benefit Plans. (a) During the period commencing at the Effective Time and ending on the first anniversary thereof (the “Continuation Period”), Parent shall provide, or cause to be provided, to each employee of Company and its Subsidiaries who continues to be employed by Parent or its Subsidiaries (including, for the avoidance of doubt, the Surviving Corporation and its Subsidiaries) immediately following the Effective Time (collectively, the “Continuing Employees”), while employed by Parent and its Subsidiaries after the Effective Time, with compensation and employee benefits that are substantially comparable to the compensation and employee benefits provided to similarly situated employees of Parent and its Subsidiaries; provided, however, that any cash incentive compensation payable or earned in the calendar year in which the Closing Date occurs shall be pro-rated to reflect the short year. Each Continuing Employee whose employment is involuntarily terminated by Parent or its Subsidiary during the Continuation Period for the reasons listed in the Company’s Severance Policy set forth in Section 6.6(a) of the Company Disclosure Schedules) and who is not subject to an employment, change in control or other agreement that provides for the payment of severance, shall be entitled to receive severance payments and benefits determined in accordance with the Company’s Severance Policy as in effect on the date of this Agreement; provided, however, that such Continuing Employee enters into a written release of claims against Parent in a form reasonably satisfactory to Parent. Nothing contained in this Section shall be construed to limit or terminate the rights of employees, officers or directors of the Company under individual agreements with the Company or any of its Subsidiaries. (b) Following the Effective Time, Parent shall, or shall cause the Surviving Corporation to, cause any employee benefit plans sponsored or maintained by Parent or the Surviving Corporation or their Subsidiaries in which the Continuing Employees are eligible to participate following the Effective Time (collectively, the “Parent Plans”) to recognize the service of each Continuing Employee with the Company and its Subsidiaries (and any predecessor thereto) prior to the Effective Time for purposes of eligibility, vesting and level of benefits (for purposes of vacation, paid time off and sick leave policies) under such Parent Plans; provided that such recognition of service shall not (i) apply for purposes of any Parent Plan that is a defined benefit retirement plan or any Parent Plan that provides retiree welfare benefits, (ii) operate to duplicate any benefits of a Continuing Employee with respect to the same period of service, (iii) apply for purposes of any plan, program or arrangement (x) under which similarly situated employees of Parent and its Subsidiaries do not receive credit for prior service or (y) that is grandfathered or frozen, either with respect to level of benefits or participation or (iv) entitle a

{Clients/1598/00283791.DOCX/11 } -57- Continuing Employee to be credited with more than 120 hours of vacation, paid time off and sick leave (collectively, “PTO”) on the Closing Date and to rollover more than eighty hours of PTO from one calendar year to a subsequent calendar year. With respect to any Parent Plan that provides medical, dental or vision insurance benefits, for the plan year in which such Continuing Employee is first eligible to participate, Parent shall use commercially reasonable efforts to (A) cause any preexisting condition limitations or eligibility waiting periods under such plan to be waived with respect to such Continuing Employee to the extent such limitation would have been waived or satisfied under the Company Benefit Plan in which such Continuing Employee participated immediately prior to the Effective Time, (B) credit each Continuing Employee for any co-payments or deductibles incurred by such Continuing Employee in such plan year for purposes of any applicable deductible and annual out-of-pocket expense requirements under any such Parent Plan, and (C) cause such credited expenses to also count toward any annual or lifetime limits, treatment or visit limits or similar limitations that apply under the terms of the applicable plan. (c) Nothing in this Agreement shall confer upon any employee, officer, director or consultant of the Company or any of its Subsidiaries or Affiliates any right to continue in the employ or service of the Surviving Corporation, the Company, or any Subsidiary or Affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Corporation, Company, Parent or any Subsidiary or Affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of the Company or any of its Subsidiaries or Affiliates at any time for any reason whatsoever, with or without cause, except as provided in written agreements with such employees, directors, or consultants. Nothing in this Agreement shall be deemed to (i) establish, amend, or modify any Company Benefit Plan, Parent Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of the Surviving Corporation or any of its Subsidiaries or Affiliates to amend, modify or terminate any particular Company Benefit Plan, Parent Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time except as provided in Section 6.6(a) and (b) above. Without limiting the generality of the final sentence of Section 9.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, including without limitation any current or former employee, officer, director or consultant of Company or any of its Subsidiaries or Affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. (d) Effective as of the day preceding the Effective Time, and subject to the occurrence of the Effective Time, the Company shall adopt such resolutions and/or amendments to cause the Company 401(k) Plan to be terminated (the “Plan Termination Date”) and the accounts of all participants and beneficiaries in the Company 401(k) Plan as of the Plan Termination Date to become fully vested as of the Plan Termination Date. The Company shall provide Parent with a copy of the resolutions and/or plan amendments evidencing that the Company 401(k) Plan has been terminated in accordance with its terms. The form and substance of such resolutions and any necessary amendments shall be subject to the review and approval of Parent, which shall not be unreasonably withheld. Company shall deliver to Parent an executed copy of such resolutions and any necessary amendments as soon as practicable following their adoption by the Board of Directors of the Company and shall fully comply with such resolutions and any necessary amendments. The Surviving Corporation shall take all other actions necessary to complete the termination of the Company 401(k) Plan, including filing a Final Form 5500 that

{Clients/1598/00283791.DOCX/11 } -58- arise after the Effective Time. Parent agrees, to the extent permitted by applicable law, to permit 401(k) Plan participants who become Continuing Employees to roll over their account balances in the Company 401(k) Plan to the Parent 401(k) Plan. Notwithstanding anything in this section to the contrary, employees of the Company who continue employment with the Surviving Corporation immediately following the Effective Time shall be eligible as of the Effective Time to participate in the Parent 401(k) Plan; it being agreed that there shall be no gap in participation in a 401(k) Plan. (e) The Company shall obtain from each of the individuals named in Section 6.6(e) of the Parent Disclosure Schedules an agreement, as of the date and in the form set forth in Section 6.6(e) of the Parent Disclosure Schedules, stipulating the estimated amount that each such individual is to receive as a result of the transactions contemplated by this Agreement under any employment agreement or change in control agreement, as applicable, (the aggregate amounts of such payments to be specified in Parent Disclosure Schedule 6.6(e)). (f) For a period of six months following the Effective Time, Parent shall provide all employees of the Company and its Subsidiaries whose employment was terminated other than for cause, disability or retirement at or following the Effective Time, and who so desires, job counseling and outplacement assistance services, in which it shall assist such employees in locating new employment and shall notify all such employees who want to be so notified of opportunities for positions with Parent or any of its Subsidiaries for which Parent reasonably believes such persons are qualified and shall consider any application for such positions submitted by such persons, provided, however, that any decision to offer employment to any such person shall be made in the sole discretion of Parent; provided; further that the total costs expended for such job counseling and outplacement assistance services shall not exceed $150,000 in the aggregate. (g) Parent shall establish a retention bonus pool in an amount as provided in Parent Disclosure Schedule 6.6(g) for employees of the Company and its Subsidiaries jointly designated in writing by Parent and the Company (other than employees of the Company who are subject to employment contracts or other contracts providing for severance) to help retain key employees. The amount and payment date of the retention bonus for each such employee shall be jointly determined in writing by Parent and the Company, but in the aggregate shall equal the amount provided in Parent Disclosure Schedule 6.6(g) assuming all such key employees remain with the Parent or the Surviving Corporation or an Affiliate to such date or are involuntarily terminated without cause prior to that date. (h) The Company shall take all such actions as Parent may reasonably request to fully and timely comply with any and all requirements of both federal Worker Adjustment and Retraining Notification Act of 1988 (“WARN Act”) and any state specific WARN Act statutes, including providing notices to the Company and Company Bank’s employees. 6.7 Indemnification; Directors’ and Officers’ Insurance. (a) From and after the Effective Time, to the fullest extent permitted by applicable law, the Surviving Corporation shall indemnify and hold harmless, to the extent such persons are indemnified as of the date of this Agreement by the Company or any of its

{Clients/1598/00283791.DOCX/11 } -59- Subsidiaries pursuant to the Company Articles, the Company Bylaws or comparable governing documents or any indemnification agreement in effect as of the date hereof (and shall also advance expenses as incurred to the extent provided under the Company Articles, Company Bylaws or comparable governing documents any such indemnification agreements as in effect as of the date of this Agreement), each present and former director and officer of the Company and its Subsidiaries (in each case, in such capacity) (collectively, the “Company Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, amounts paid in settlement, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of the fact that such person is or was a director or officer of the Company or any of its Subsidiaries and pertaining to any matter existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement or the enforcement of the Surviving Corporation’s obligations under this Section 6.7; provided, that the Company Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Company Indemnified Party is not entitled to indemnification under applicable Law. (b) For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company (provided, that the Surviving Corporation may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) with respect to claims arising from facts or events which occurred at or before the Effective Time; provided, however, that in no event shall the Surviving Corporation be obligated to expend, in the aggregate, an amount in excess of 250% of the current annual premium paid as of the date hereof by the Company for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation’s good faith determination, provide the maximum coverage available at an annual premium not exceeding the Premium Cap. In lieu of the foregoing, the Company, in consultation with, but only upon the consent of Parent (not to be unreasonably withheld, conditioned or delayed), may (and at the request of Parent, the Company shall use its reasonable best efforts to) obtain at or prior to the Effective Time a six-year “tail” policy under the Company’s existing directors’ and officers’ liability insurance policy providing equivalent coverage to that described in the preceding sentence, if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap. (c) In the event that, after the Effective Time, the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and other assets to any person, then, and in each case, the Surviving Corporation shall cause proper provision to be made so that such successors and assigns shall expressly assume the obligations set forth in this Section 6.7. (d) The provisions of this Section 6.7 are intended for the benefit of, and will be enforceable by, each Company Indemnified Party and his or her heirs and representatives,

{Clients/1598/00283791.DOCX/11 } -60- each of whom is expressly made a third-party beneficiary of this Section 6.7, and are in addition to, and are not in substitution for, any other rights to indemnification or contribution that any such person may have from Parent, Parent Bank, the Surviving Corporation or any of their respective Subsidiaries or any other person by contract or otherwise. The obligations of the Surviving Corporation under this Section 6.7 shall not be terminated or modified in such a manner as to adversely affect the rights of any Company Indemnified Party unless (x) such termination or modification is required by applicable Law (in which case such termination or modification shall only be permitted to the extent required by such Law) or (y) the affected Company Indemnified Party has consented in writing to such termination or modification. 6.8 Additional Agreements. In case at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement (including, any merger between a Subsidiary of Parent, on the one hand, and a Subsidiary of the Company, on the other) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Parent. Effective as of and subject to the occurrence of the Effective Time, Parent hereby expressly assumes the due and punctual performance and observance of each and every covenant and condition in the contracts set forth on Section 6.8 of the Company Disclosure Schedules to be performed and observed by the Company. 6.9 Advice of Changes. Parent and the Company shall each promptly advise the other party of any fact, effect, change, event, circumstance, condition, occurrence or development that (i) has had or is reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect on it or (ii) would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VII; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.9 or the failure of any condition set forth in Section 7.2 or 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 or 7.3 to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 6.9 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice. 6.10 Shareholder Litigation. The Company shall give Parent prompt notice of any shareholder litigation against the Company and/or its directors or officers relating to the transactions contemplated by this Agreement and shall give Parent an opportunity to participate in the defense or settlement of any such litigation. The Company shall give Parent the right to consult on the defense and settlement with respect to such litigation, and the Company will in good faith take any comments of Parent into account, and no such settlement that provides for a monetary payment to the shareholders and not covered by an insurance policy (other than the payment of attorneys’ fees) shall be agreed to without Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

{Clients/1598/00283791.DOCX/11 } -61- 6.11 Governance Matters. (a) The directors of Parent at the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time until their successors are duly elected or appointed; provided, that prior to the Effective Time, Parent shall take all actions necessary to cause two (2) current members of the Board of Directors of the Company, each of whom qualifies as an independent director with respect to both the Company and Parent under the applicable requirements of the Exchange Act and the rules and regulations of the SEC and NASDAQ and each of whom shall be mutually agreeable to Parent and the Company, to be appointed to the Board of Directors of the Surviving Corporation effective at or immediately following the Effective Time. (b) The officers of Parent at the Effective Time shall be the officers of the Surviving Corporation from and after the Effective Time until their successors are duly elected or appointed, together with such additional persons as may thereafter be elected or appointed. 6.12 Acquisition Proposals. (a) Except as expressly permitted by this Section 6.12, the Company agrees that it will not, and will cause each of its Subsidiaries and its and their respective officers, directors and employees, and will use its reasonable best efforts to cause its and their respective agents, advisors, financing sources, investment bankers, attorneys and other representatives (collectively with officers, directors and employees, “Representatives”), not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, (ii) engage or participate in any discussions or negotiations with any person concerning any Acquisition Proposal, (iii) disclose or provide any confidential or nonpublic information or data to, or otherwise cooperate in any way with, any person in connection with any Acquisition Proposal (including by affording access to the personnel, properties, books, records or assets of the Company or its Subsidiaries) or (iv) unless this Agreement has been terminated in accordance with its terms, enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or other agreement (whether written or oral, binding or nonbinding) (other than a confidentiality agreement referred to and entered into in accordance with this Section 6.12(a)) relating to any Acquisition Proposal (provided, however, that the foregoing shall not prevent the Company or its Representatives from contacting any person who has made an Acquisition Proposal or inquiry or proposal relating thereto solely for the purpose of seeking clarification of the terms and conditions thereof). Notwithstanding the foregoing, prior to the receipt of the Requisite Company Vote, in the event the Company receives an unsolicited bona fide written Acquisition Proposal, it may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, (x) furnish or cause to be furnished confidential or nonpublic information or data to, (y) participate in negotiations or discussions with and (z) afford access to its and their personnel, properties, books, records and assets to the person making the Acquisition Proposal (and such person’s Representatives) if and only if its Board of Directors concludes in good faith (after consultation with its outside counsel, and with respect to financial matters, its financial advisors) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable Law; provided, further, that prior to

{Clients/1598/00283791.DOCX/11 } -62- providing any confidential or nonpublic information permitted to be provided pursuant to the foregoing proviso affording such access or participating in such negotiations or discussions, the Company shall have given Parent at least twenty-four (24) hours’ prior written notice and shall have entered into a confidentiality agreement with such third party on terms no less favorable to it than the Confidentiality Agreement, which confidentiality agreement shall not provide such person with any exclusive right to negotiate with the Company. The Company will, and will cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any person other than Parent with respect to any Acquisition Proposal and will request pursuant to any applicable confidentiality agreements the return or destruction of any information provided to any such person in connection therewith. The Company will promptly (and within twenty-four (24) hours) advise Parent following receipt of any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or Acquisition Proposal) and will provide Parent an unredacted copy of such Acquisition Proposal or inquiry and any draft agreements, proposals or other materials received in connection with such inquiry or Acquisition Proposal, and will keep Parent apprised of any related material developments, discussions and negotiations on a reasonably current basis, including any amendments to or revisions of the terms of such inquiry or Acquisition Proposal (including providing an unredacted copy of such amended or revised Acquisition Proposal and any further or revised draft agreements, proposals or other materials received in connection with such inquiry or Acquisition Proposal). The Company shall use its reasonable best efforts to enforce any existing confidentiality agreements to which it or any of its Subsidiaries is a party in accordance with the terms hereof. As used in this Agreement, “Acquisition Proposal” shall mean, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third party indication of interest in, (i) any acquisition or purchase, direct or indirect, of fifteen percent (15%) or more of the consolidated assets of the Company and its Subsidiaries or fifteen percent (15%) or more of any class of equity or voting securities of the Company or its Subsidiaries whose assets, individually or in the aggregate, constitute fifteen percent (15%) or more of the consolidated assets of the Company, (ii) any tender offer (including a self-tender offer), exchange offer or other acquisition of equity or voting securities that, if consummated, would result in such third party beneficially owning fifteen percent (15%) or more of any class of equity or voting securities of the Company or its Subsidiaries whose assets, individually or in the aggregate, constitute fifteen percent (15%) or more of the consolidated assets of the Company or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or its Subsidiaries whose assets, individually or in the aggregate, constitute fifteen percent (15%) or more of the consolidated assets of the Company. (b) Nothing contained in this Agreement shall prevent the Company or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal or making any other disclosure to the Company’s shareholders that the Company or its Board of Directors concludes in good faith (after receiving the advice of its outside counsel) that the failure to make such disclosure would be more likely than not to result in a violation of applicable Law; provided, that such rules or other Law will in no way eliminate or modify the effect or consequences that any action pursuant to such rules would otherwise have under this Agreement, and any public disclosure or statement by the

{Clients/1598/00283791.DOCX/11 } -63- Company or its Board of Directors in connection with an Acquisition Proposal shall be deemed to be a Recommendation Change unless the Company and its Board of Directors definitively and without qualification reaffirm the Company Board Recommendation and recommend against such Acquisition Proposal in such disclosure or statement. 6.13 Public Announcements. The parties hereto agree that the initial press release with respect to the execution and delivery of this Agreement shall be a release mutually agreed to by Parent and the Company. Thereafter, each of the parties agrees that no public release or announcement or statement concerning this Agreement or the transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as required by applicable law or the rules or regulations of any applicable Governmental Entity or stock exchange to which the relevant party is subject, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time to comment on, such release or announcement in advance of such issuance. 6.14 Change of Method. Parent shall be empowered, at any time prior to the Effective Time, to change the method or structure of effecting the combination of the Company and Parent, if and to the extent reasonably requested by Parent, and the Company agrees to enter into such amendments to this Agreement as Parent may reasonably request to give effect to such restructuring; provided, however, that no such change or amendment shall (i) alter or change the amount or kind of the Merger Consideration or payment to or treatment of any Company Equity Awards provided for in this Agreement, (ii) adversely affect the Tax treatment of the Merger with respect to the shareholders of the Company or of Parent pursuant to this Agreement, (iii) adversely affect the Tax treatment of the Merger with respect to the Company or Parent pursuant to this Agreement or (iv) impede or materially delay the consummation of the transactions contemplated by this Agreement or the receipt of the Requisite Regulatory Approvals, the Requisite Company Vote, the Requisite Parent Vote or the Requisite Amendment Vote. 6.15 Takeover Statutes. None of the Company, Parent or their respective Boards of Directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each party and their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute. 6.16 Exemption from Liability Under Section 16(b). The Company and Parent agree that, to most effectively compensate and retain those officers and directors of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act (the “Company Insiders”), both prior to and after the Effective Time, it is desirable that the Company

{Clients/1598/00283791.DOCX/11 } -64- Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of Company Common Stock and Company Equity Awards in the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section 6.16. The Company shall deliver to Parent in a reasonably timely fashion prior to the Effective Time accurate information regarding the Company Insiders, and the Board of Directors of Parent and of the Company, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter, and in any event prior to the Effective Time, take all such steps as may be required to cause (in the case of Company) any dispositions of Company Common Stock or Company Equity Awards by the Company Insiders, and (in the case of Parent) any acquisitions of Parent Common Stock by any Company Insiders who, immediately following the Merger, will be officers or directors of the Surviving Corporation subject to the reporting requirements of Section 16(a) of the Exchange Act, in each case, pursuant to the transactions contemplated by this Agreement, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable law. 6.17 Termination of Securities Purchase Agreements. The Company shall negotiate with the parties to the Securities Purchase Agreements disclosed in Company Disclosure Schedule 6.17 to terminate such Securities Purchase Agreements at the Effective Time. 6.18 Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld or delayed). ARTICLE VII CONDITIONS PRECEDENT 7.1 Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction, or waiver (subject to applicable law) by Parent and the Company, at or prior to the Effective Time, of the following conditions: (a) Shareholder Approval. (i) This Agreement shall have been approved by the shareholders of the Company by the Requisite Company Vote, (ii) this Agreement shall have been approved by the shareholders of Parent by the Requisite Parent Vote and (iii) the Articles Amendment shall have been approved by the shareholders of Parent by the Requisite Amendment Vote. (b) NASDAQ Listing. Parent shall have filed with the NASDAQ a notification form for the listing of all shares of Parent Common Stock to be delivered as Merger Consideration, and the NASDAQ shall have authorized and not have objected to the listing of such shares of Parent Common Stock.

{Clients/1598/00283791.DOCX/11 } -65- (c) Regulatory Approvals. (i) All regulatory authorizations, consents, orders or approvals required to consummate the transactions contemplated by this Agreement (including the Merger and the Bank Merger) from the Federal Reserve Board, the FDIC (including the consent of the FDIC under the Loss Share Agreements), the MDOB, the Oregon Division and, if required by the HSR Act, under the HSR Act, and any other approvals set forth in Sections 3.4 and 4.4 the failure of which to be obtained would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation, shall have been obtained and shall remain in full force and effect, and all statutory waiting periods in respect thereof shall have expired (such approvals and the expiration of such waiting periods being referred to herein as the “Requisite Regulatory Approvals”), (ii) no such Requisite Regulatory Approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition and (iii) in the case of the obligation of Parent to effect the Merger, the transfer of the Loss Share Agreements shall be without adverse modification or amendment to any such Loss Share Agreements and shall be without payment by or cost to Parent, the Company or their respective Affiliates (any such modification, amendment or payment, a “Loss Share Agreement Condition”). (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn. (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, the Bank Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger, the Bank Merger or any of the other transactions contemplated by this Agreement. 7.2 Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is also subject to the satisfaction, or waiver (subject to applicable law) by Parent, at or prior to the Effective Time, of the following conditions: (a) Representations and Warranties. The representations and warranties of the Company set forth in Sections 3.2(a) (other than the third to last sentence), 3.3(a), 3.7, 3.8(a) and 3.24 (in each case after giving effect to the lead in to Article III) shall be true and correct (other than, in the case of Section 3.2(a), such failures to be true and correct as are de minimis), in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and the representations and warranties of the Company set forth in Sections 3.1, the third to last sentence of Section 3.2(a) and 3.2(c) (in each case, after giving effect to the lead in to Article III) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of the Company set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving

{Clients/1598/00283791.DOCX/11 } -66- effect to the lead in to Article III) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had a Material Adverse Effect on the Company or the Surviving Corporation. Parent shall have received a certificate dated as of the Closing Date and signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company to the foregoing effect. (b) Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date (including fulfillment of the obligation contained in Section 6.6(e) and Section 6.17), and Parent shall have received a certificate dated as of the Closing Date and signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company to such effect. (c) Federal Tax Opinion. Parent shall have received the opinion of Luse Gorman, PC, in form and substance reasonably satisfactory to Parent, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Parent and the Company, reasonably satisfactory in form and substance to such counsel. 7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver (subject to applicable law) by the Company at or prior to the Effective Time of the following conditions: (a) Representations and Warranties. The representations and warranties of Parent set forth in Sections 4.2(a), 4.3(a), 4.7, 4.8(a) and 4.19 (in each case, after giving effect to the lead in to Article IV) shall be true and correct (other than, in the case of Section 4.2(a), such failures to be true and correct as are de minimis), in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and the representations and warranties of Parent set forth in Sections 4.1 and 4.2(b) (in each case, after giving effect to the lead in to Article IV) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of Parent set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead in to Article IV) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of

{Clients/1598/00283791.DOCX/11 } -67- such earlier date), provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had a Material Adverse Effect on Parent. The Company shall have received a certificate dated as of the Closing Date and signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent to the foregoing effect. (b) Performance of Obligations of Parent. Parent shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate dated as of the Closing Date and signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent to such effect. (c) Federal Tax Opinion. The Company shall have received the opinion of Hunton & Williams LLP, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Parent and the Company, reasonably satisfactory in form and substance to such counsel. ARTICLE VIII TERMINATION AND AMENDMENT 8.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Requisite Vote or Parent Requisite Vote: (a) by mutual consent of Parent and the Company in a written instrument; (b) by either Parent or the Company, if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger or the Bank Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order, injunction, decree, or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger or the Bank Merger, or any of the other transactions contemplated by this Agreement, unless the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; (c) by either Parent or the Company, if the Merger shall not have been consummated on or before the one-year anniversary of the date of this Agreement (the “Termination Date”), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and

{Clients/1598/00283791.DOCX/11 } -68- agreements of such party set forth herein; provided, that, if all other conditions to close have been satisfied or waived except as set forth in Section 7.1(c), either Parent or the Company shall have the option, each in its sole discretion, to extend the Termination Date for an additional six- month period; (d) by either Parent or the Company (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of the Company, in the case of a termination by Parent, or Parent, in the case of a termination by the Company, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2, in the case of a termination by Parent, or Section 7.3, in the case of a termination by the Company, and which is not cured within thirty (30) days following written notice to the Company, in the case of a termination by Parent, or Parent, in the case of a termination by the Company, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date); (e) by the Company, if Parent or the Board of Directors of Parent shall have (i) made a Recommendation Change of Parent, or (ii) breached its obligations under Section 6.3 in any material respect; (f) by Parent, if the Company or the Board of Directors of the Company shall have (i) made a Recommendation Change of the Company, or (ii) breached its obligations under Sections 6.3 or 6.12 in any material respect; or (g) by either Parent or the Company if (i) the Requisite Parent Vote and the Requisite Amendment Vote are not obtained at the Parent Meeting or at any adjournment or postponement thereof or (ii) the Requisite Company Vote is not obtained at the Company Meeting or at any adjournment or postponement thereof. (h) by the Company at any time prior to obtaining the Requisite Company Vote to enter into an agreement with respect to an Acquisition Proposal, but only if (i) the Company’s Board of Directors has determined in good faith (after consultation with its outside counsel and, with respect to financial matters, its financial advisors) that failure to take such action would be more likely than not to result in a violation of its fiduciary duties under applicable Law, and (ii) the Company has not materially breached its obligations under Section 6.12. 8.2 Effect of Termination. (a) In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Parent, the Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 6.2(b)

{Clients/1598/00283791.DOCX/11 } -69- (Access to Information (Confidentiality)), Section 8.1 (Termination), this Section 8.2 (Effect of Termination) and Article IX (General Provisions) shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Parent nor the Company shall be relieved or released from any liabilities or damages arising out of its willful and material breach of any provision of this Agreement. (b) In the event that, after the date of this Agreement and prior to the termination of this Agreement, (i) a bona fide Acquisition Proposal shall have been communicated to or otherwise made known to the Board of Directors or senior management of the Company or has been made directly to the shareholders of the Company, or any person shall have publicly announced an Acquisition Proposal with respect to the Company, (ii) thereafter this Agreement is terminated (A) by either Parent or the Company pursuant to Section 8.1(c) (but only if (x) such Acquisition Proposal was made directly to the shareholders of the Company or otherwise publicly announced prior to the Company Meeting and (y) the Company shall have failed to obtain the Requisite Company Vote at the duly convened Company Meeting or any adjournment or postponement thereof at which a vote on the approval of this Agreement was taken), (B) by Parent pursuant to Section 8.1(d) or (C) by Parent or the Company pursuant to Section 8.1(g)(ii), and (iii) prior to the date that is twelve (12) months after the date of such termination, the Company enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then the Company shall, on the earlier of the date it enters into such definitive agreement or the date of consummation of such transaction, as applicable, pay Parent, by wire transfer of same-day funds, a fee equal to 3.75% of aggregate merger consideration, or $[●] (the “Termination Fee”); provided, that for purposes of this Section 8.2(b), all references in the definition of Acquisition Proposal to “fifteen percent (15%)” shall instead refer to “fifty percent (50%).” (c) In the event that this Agreement is terminated by Parent pursuant to Section 8.1(f) or the Company pursuant to Section 8.1(h), then the Company shall pay Parent, by wire transfer of same day funds, the Termination Fee on the date of termination. (d) In the event that this Agreement is terminated by the Company pursuant to Section 8.1(e), then Parent shall pay the Company, by wire transfer of same day funds, the Termination Fee on the date of termination. (e) Notwithstanding anything to the contrary herein, but without limiting the right of any party to recover liabilities or damages arising out of the other party’s willful and material breach of any provision of this Agreement, in the event that this Agreement is terminated as provided in Section 8.1, the maximum aggregate amount of monetary fees, liabilities or damages payable by a single party under this Agreement shall be equal to the Termination Fee, and neither the Company nor Parent shall be required to pay the Termination Fee on more than one occasion. (f) Each of Parent and the Company acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and the Company, respectively, would not enter into this Agreement; accordingly, if either party fails promptly to pay the amount due

{Clients/1598/00283791.DOCX/11 } -70- pursuant to this Section 8.2, and, in order to obtain such payment, the other party commences a suit which results in a judgment against the non-paying party for the Termination Fee or any portion thereof, such non-paying party shall pay the costs and expenses of the other party (including attorneys’ fees and expenses) in connection with such suit. In addition, if the Company or Parent, as the case may be, fails to pay the amounts payable pursuant to this Section 8.2, then such party shall pay interest on such overdue amounts at a rate per annum equal to the “prime rate” (as announced by JPMorgan Chase & Co. or any successor thereto) in effect on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full. ARTICLE IX GENERAL PROVISIONS 9.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Confidentiality Agreement, which shall survive in accordance with its terms) shall survive the Effective Time, except for Section 6.7 and for those other covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time. 9.2 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, at any time before or after receipt of the Requisite Company Vote, in the case of the Company, or the Requisite Parent Vote and Requisite Amendment Vote, in the case of Parent, respectively; provided, however, that after the receipt of the Requisite Company Vote, in the case of the Company, or the Requisite Parent Vote and Requisite Amendment Vote, in the case of Parent, respectively, there may not be, without further approval of such shareholders, any amendment of this Agreement that requires further approval under applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. 9.3 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or satisfaction of any conditions contained herein; provided, however, that after the receipt of the Requisite Company Vote, in the case of the Company, or the Requisite Parent Vote and Requisite Amendment Vote, in the case of Parent, respectively, there may not be, without further approval of the shareholders of the Company or Parent, as applicable, any extension or waiver of this Agreement or any portion thereof that requires further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

{Clients/1598/00283791.DOCX/11 } -71- 9.4 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Joint Proxy Statement and all filing and other fees paid to the SEC in connection with the Merger shall be borne equally by Parent and the Company. 9.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (a) if to the Company, to: Cascade Bancorp 1100 N.W. Wall Street Bend, Oregon 97703 Attention: Terry E. Zink Facsimile: (541) 330-2688 With a copy (which shall not constitute notice) to: Hunton & Williams LLP 1445 Ross Avenue, Suite 3400 Dallas, TX 75202 Attention: Peter G. Weinstock, Esq. Steven M. Haas, Esq. Facsimile: (214) 880-0011 and (b) if to Parent, to: First Interstate BancSystem, Inc. 401 North 31st Street Billings, MT 59116 Attention: Kevin P. Riley Facsimile: (406) 255-5350 With a copy (which shall not constitute notice) to: First Interstate BancSystem, Inc. 401 North 31st Street Billings, MT 59116 Attention: Kirk D. Jensen, Esq. Facsimile: (406) 255-5350 Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780

{Clients/1598/00283791.DOCX/11 } -72- Washington, DC 20015 Attention: Scott A. Brown, Esq. Lawrence M.F. Spaccasi, Esq. Facsimile: (202) 362-2902 9.6 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “Knowledge” of the Company means the actual knowledge of any of the officers of the Company listed on Section 9.6 of the Company Disclosure Schedules, and the “Knowledge” of Parent means the actual knowledge of any of the officers of Parent listed on Section 9.6 of the Parent Disclosure Schedules. As used herein, (i) the term “business day” means any day other than a Saturday, a Sunday or a day on which banks in Billings, Montana are authorized by law or executive order to be closed, (ii) the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (iii) an “Affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person and (iv) the term “made available” means any document or other information that was (a) provided by one party or its representatives to the other party and its representatives at least one business day prior to the date hereof, (b) included in the virtual data room of a party at least one business day prior to the date hereof or (c) filed by a party with the SEC and publicly available on EDGAR at least one business day prior to the date hereof. The Company Disclosure Schedules and the Parent Disclosure Schedules, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. 9.7 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. 9.8 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. 9.9 Governing Law. This Agreement shall be governed by and strued and enforced in accordance with the laws of the State of New York, including all matters of construction, validity and performance (but excluding all other choice of law and conflicts of

{Clients/1598/00283791.DOCX/11 } -73- law rules), but excluding matters relating to the fiduciary duties of the Board of Directors of the Company which shall be subject to the laws of the State of Oregon. 9.10 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10. 9.11 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the Knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. 9.12 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would

{Clients/1598/00283791.DOCX/11 } -74- be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief. 9.13 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable. 9.14 Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense. [Signature Page Follows]

{Clients/1598/00283791.DOCX/11 } [Signature Page to Agreement and Plan of Merger] IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written. CASCADE BANCORP By: Name: Title: FIRST INTERSTATE BANCSYSTEM, INC. By: Name: Title:

{Clients/1598/00283791.DOCX/11 } -76- Exhibit A Form of Voting Agreement

{Clients/1598/00283791.DOCX/11 } -77- Exhibit B Amended and Restated Parent Articles

{Clients/1598/00283791.DOCX/11 } -78- Exhibit C Amended and Restated Company Bylaws